UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.         )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CSG SYSTEMS INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Notice of Annual Meeting

of Stockholders and

2015 Proxy Statement

May 19, 2015

CSG Systems International, Inc.

9555 Maroon Circle, Englewood, Colorado 80112

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

OF CSG SYSTEMS INTERNATIONAL, INC.

Date:	May 19, 2015

Time:	8:00 a.m. local time

Place:	Sofitel Chicago Water Tower Hotel 20 East Chestnut Street Chicago, Illinois 60611

Agenda:	1.	To elect three Class III Directors nominated by our Board of Directors;
	2.	To approve, on an advisory basis, our executive compensation;
	3.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2015; and
	4.	To transact any other business that properly comes before the meeting or any adjournment or postponement of the meeting.

Record Date:

The Board of Directors fixed the close of business on March 23, 2015, as the record date for determining the stockholders of the Company who are entitled to notice of and to vote at the meeting and any adjournment thereof.

All stockholders are cordially invited to attend the meeting.

By Order of the Board of Directors of CSG Systems International, Inc.

Joseph T. Ruble

Secretary

April 7, 2015

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE STOCKHOLDER MEETING TO BE HELD ON MAY 19, 2015: The proxy statement and the Company’s Annual Report on Form 10-K are available at www.proxyvote.com.

The Securities and Exchange Commission (“SEC”) has adopted a “Notice and Access” rule that allows companies to deliver a Notice of Internet Availability of proxy materials (“Notice of Internet Availability”) to stockholders in lieu of a paper copy of the proxy statement, related materials and the company’s annual report to stockholders.

The Notice of Internet Availability provides instructions as to how stockholders can access the proxy materials online, contains a listing of matters to be considered at the meeting, and sets forth instructions as to how shares can be voted. Shares must be voted either by telephone, online or by completing and returning a proxy card. Shares cannot be voted by marking, writing on and/or returning the Notice of Internet Availability. Any Notices of Internet Availability that are returned will not be counted as votes. Instructions for requesting a paper copy of the proxy materials are set forth on the Notice of Internet Availability.

All stockholders are welcome to attend the annual meeting. If you attend the meeting and are a stockholder of record, you may vote in person. If you wish to attend and vote at the meeting and your shares are held in “street name,” you will need to obtain a proxy from the institution that holds your shares and should advise such institution not to vote your shares. A proxy which you give will not be used if you attend the meeting in person and so request.

Proxy Summary

2015 ANNUAL MEETING

This summary highlights information contained in this Proxy Statement. It is intended to assist you in your review of the proposals to be acted upon, and provide key information about the Company. For more complete information on any specific topic, please refer to the Table of Contents on the previous pages.

Meeting:	Annual Meeting of Stockholders
Date:	May 19, 2015
Time:	8:00 a.m. local time
Place:	Sofitel Chicago Water Tower Hotel 20 East Chestnut Street, Chicago, Illinois 60611
Record Date:	March 23, 2015
Proposals To Be Voted Upon
Proposal	Board Recommendation	Page #
1. To elect three Class III Directors nominated by our Board of Directors	For All Nominees	10
2. To approve, on an advisory basis, our executive compensation	For	39
3. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2015	For	40

DIRECTOR NOMINEES
Name	Age	Director since	Occupation	Independent	Committee
Peter E. Kalan	55	December 2007	CSG President and Chief Executive Officer	No	None
Frank V. Sica	64	October 1994	Managing Partner of Tailwind Capital; director of JetBlue, Kohl’s and Safe Bulkers	Yes	Compensation (Chair)
James A. Unruh	74	June 2005	Principal of Alerion Capital Group; director of Prudential Financial and Tenet Healthcare	Yes	Compensation

Business Highlights
•	Generated $751 million in revenues, a one percent increase over the prior year;
•	Expanded and extended our contract with Comcast, our largest client, through July 2019;
•	Expanded our relationships with content creators, retailers, and cable companies with our content management and monetization platform;
•	Created several important long-term recurring relationships with our international clients;
•

Delivered profitable operations for 2014 with $84 million in operating cash flows and a strong capital position, ending with a year-end balance of $202 million of cash, cash equivalents and short-term investments;

Proxy Summary

•	Approved dividends totaling $21 million, repurchased $19 million of our common stock under our stock repurchase program, and paid down our long-term debt by $15 million during the year; and
•

Enhanced our capital allocation strategy with an 11% increase in our quarterly dividend effective for the first quarter of 2015 and a planned increase in our share repurchases of up to $150 million under our stock repurchase program over the next three years.

Compensation Highlights

Our compensation program is designed to create incentive compensation opportunities for our executives that align with the strategic goals of our Company and our stockholders’ long-term interests. Here are the 2014 highlights:

•	At least 55% of each executive’s total target compensation for 2014 was based on our achievement of key financial measures under our annual and long-term incentive plans;
•

While we delivered on many of our key initiatives during 2014, we did not fully meet our financial targets.  As a result, our executives did not fully achieve their potential performance-based compensation; and

•	96% of the votes cast at our 2014 annual meeting approved of, on an advisory basis, the compensation paid to our executives.

Governance Highlights
•	In November 2014, our Board approved a majority voting standard for uncontested director elections with a plurality voting standard for contested director elections;
•	All directors independent (other than our Chief Executive Officer);
•	Independent board chair and regular executive sessions of independent directors;
•	Three active standing board committees comprised solely of independent directors;
•	Regular succession planning discussions;
•	Meaningful director and executive stock ownership guidelines; and
•	Directors may not stand for election after age 75.

Proxy Summary

QUESTIONS AND ANSWERS ABOUT THE 2015 ANNUAL MEETING AND VOTING

Why am I receiving these materials?

CSG Systems International, Inc. (“we,” “us,” “our,” or the “Company”) will hold our 2015 Annual Meeting of Stockholders on May 19, 2015. These proxy materials explain the items of business that will be brought to a vote.

As a stockholder, you are invited to attend and vote at our Annual Meeting, or at any adjournment or postponement thereof. To ensure your vote is counted, the Board of Directors (the “Board”) is soliciting your proxy to vote on your behalf.

What information is contained in this proxy statement?

This proxy statement explains the proposals to be voted on at the Annual Meeting and the voting process, and provides information about corporate governance, our	Board, and the compensation of our directors and certain executive officers.

How do I get electronic access to the proxy materials?

You may view our proxy materials at www.proxyvote.com.

What items of business will be voted on at the Annual Meeting?

There are three proposals scheduled to be voted on at the Annual Meeting:

Proposal	Board recommendation
Proposal 1—To elect three Class III Directors nominated by our Board	FOR each nominee
Proposal 2—To approve, on an advisory basis, our executive compensation	FOR
Proposal 3—To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2015	FOR

Each of these proposals is discussed in this proxy statement.	We also will consider any other business that properly comes before the Annual Meeting.

What shares can I vote?

You are entitled to one vote for each share of our common stock that you own as of the close of business on March 23, 2015 (the “record date”). You also can vote all shares for which you hold a valid proxy. At the close of business on the record date, there were [32,747,963] shares of our common stock outstanding and entitled to vote at the Annual Meeting.

May I attend the Annual Meeting?

You may attend the Annual Meeting only if you were a stockholder of the Company as of the record date or you hold a valid proxy for the Annual Meeting. You can vote	your shares even if you do not attend the Annual Meeting, and we encourage you to do so.

CSG Systems International, Inc.       2015 Proxy Statement     1

May I vote my shares in person at the Annual Meeting?

If you are a stockholder of record—meaning you hold our common stock in your name—you may vote those shares in person at the Annual Meeting. If you are a beneficial owner—meaning that a broker, bank, trustee, or other nominee holds your common stock in “street name”—you can vote at the Annual Meeting only if you obtain a legal proxy from the record holder giving you the right to vote the shares.

Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend.

May I vote my shares without attending the Annual Meeting?

You may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you will receive a “Notice of Internet Availability” which provides instructions as to how stockholders can access the proxy materials online, contains a listing of matters to be considered at the meeting, and sets forth instructions as to how shares can be voted by telephone, online, or by completing and returning a proxy card. If you hold shares beneficially in street name, your broker, bank, trustee, or nominee has the right to vote the shares, but should provide you a means to give voting instructions.

May I change my vote?

You may change your vote at any time before we take the vote at the Annual Meeting.

If you are a stockholder of record, there are three ways to change your vote: (1) deliver a new proxy bearing a later date (which automatically revokes your earlier proxy) by mail, telephone, or over the Internet; (2) provide a written notice of revocation to our Secretary; or (3) attend the Annual Meeting, specifically revoke your proxy, and vote in person. If you attend the Annual Meeting but do not specifically revoke your previously granted proxy, that proxy will remain in effect.

If you are a beneficial owner, you may change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee. Alternatively, if you have obtained a legal proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares, you can attend the Annual Meeting and vote in person.

How many shares must be present or represented to conduct business at the Annual Meeting?

We can hold the Annual Meeting and transact business if a majority of the issued and outstanding shares of common stock entitled to vote are present in person or represented by proxy. Abstentions are counted for the purpose of determining whether there is a quorum. “Broker non-

votes” are counted for the purpose of determining whether there is a quorum so long as the bank, broker, or nominee uses its “discretionary authority” to vote on Proposal 3. Broker non-votes and discretionary authority are described below.

What is the voting requirement to approve each of the proposals?

Each of Proposals 1, 2, and 3 will be approved if the proposal receives the affirmative FOR vote of a majority of the votes cast on the proposal.  For purposes of the election of directors, a majority of votes cast means that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election.

Abstentions are considered votes cast for Proposals 2 and 3, and thus have the same effect as AGAINST votes. Abstentions are not considered votes cast for Proposal 1, the election of directors.  Broker non-votes are not considered votes cast with respect to Proposals 1 and 2, and will not affect the outcome on those matters.   With respect to the election of directors, in the event a director

2     CSG Systems International, Inc.       2015 Proxy Statement

does not receive a majority of the votes cast that director will be required to submit his or her resignation to the full Board, with a presumption that the resignation will be accepted unless the Board determines that there is a compelling reason for the director to remain on the Board.

Although the advisory vote to approve executive compensation is non-binding, as provided by law, our Board and the Compensation Committee will review the results of the vote and will consider the results in making future decisions on executive compensation.

How are votes counted?

Votes cast in person or by proxy will be tabulated by the inspector appointed for the Annual Meeting.  If you provide specific instructions on your proxy card, your shares will be voted as you instruct. If you do not give instructions, your shares will be voted as recommended by the Board as follows:

•	For the election of the three Class III Directors nominated by our Board and named in this proxy statement;
•	For the approval, on an advisory basis, of the compensation paid to our named executive officers; and
•	For the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2015.

What happens if additional matters are presented at the Annual Meeting?

We are not aware of any business to be acted upon at the Annual Meeting other than the three proposals described in this proxy statement. If you grant a proxy, the individuals named as proxy holders, Peter E. Kalan and Joseph T. Ruble, and each or either of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason a nominee is not available as a candidate for director, the proxy holders will vote your proxy for such other candidate or candidates as the Board may nominate.

Who will bear the cost of soliciting votes for the Annual Meeting?

We will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. Our directors, executives, and regular employees, without additional remuneration, and their appointed agents, may solicit proxies or votes in person, by telephone or by electronic communication. We will request banks, brokers, and other fiduciaries to forward proxy materials to the owners of stock held in their names and will reimburse the reasonable out-of-pocket expenses incurred in connection with that distribution.

Where can I find the voting results of the Annual Meeting?

We intend to announce voting results on a Current Report on Form 8-K filed with the SEC no later than four business days after the Annual Meeting.

CSG Systems International, Inc.       2015 Proxy Statement     3

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS

Directors

Our current directors include: David G. Barnes, Ronald H. Cooper, John L. M. Hughes, Peter E. Kalan,

Janice I. Obuchowski, Donald B. Reed, Frank V. Sica, Donald V. Smith, and James A. Unruh.

Director Independence

The Board has determined that every Board member except Mr. Kalan, our President and Chief Executive Officer (“CEO”), is an “independent director” as defined in the applicable rule of The Nasdaq Stock Market, Inc., or NASDAQ. We believe that having a Board made up predominantly of independent, experienced directors with independent oversight by a non-executive Chair (as further described below) benefits our Company and our stockholders.

Majority Voting

In November 2014, the Board approved a majority voting standard in the election of directors.  Thus, in any “uncontested election” of directors (i.e., an election where the number of nominees does not exceed the number of directors to be elected), each nominee to the Board will be elected by the vote of a “majority of the votes cast,” meaning that the number of votes cast “for” a director’s election must exceed the number of votes cast “against” that director’s election.  Abstentions and broker non-votes will not count as votes cast for purposes of this provision.  If any incumbent director does not receive a majority of votes cast in favor of his or her re-election to the Board, that director will be required to submit his or her resignation to the full Board, with a presumption that the resignation will be accepted unless the Board determines that there is a compelling reason for the director to remain on the Board.  In the case of a contested election, directors will continue to be elected by a plurality vote.

Communications with the Board

We invite stockholders to send written communications to the Board or to individual Board members. Please send your letter in care of the Secretary of the Company at the address shown on the first page of this proxy statement. If a letter relates to publicly available information about the Company or our stock, the Secretary will respond to the writer directly. If a letter is primarily commercial in nature or relates to an improper or irrelevant topic, the Secretary will make a record of it, but will not transmit the communication to the Board. Any letter that relates to accounting, internal accounting controls, or auditing matters will be forwarded to the Chair of the Audit Committee. All other letters will be forwarded to the entire Board or to the individual Board member(s) to whom they are addressed.

Annual Meeting Attendance

Historically, very few stockholders have attended the Company’s annual meetings of stockholders; almost all stockholders who vote do so by proxy. Accordingly, directors are not required to attend our annual meetings. We expect employee directors to attend if their schedules permit, and non-employee directors are welcome to attend if they wish. All of our directors except for David G. Barnes and Frank V. Sica attended our 2014

Annual Meeting. The Board has scheduled our 2015 Annual Meeting to coincide with a regular quarterly meeting of the Board so that all members present at the quarterly meeting of the Board can attend the Annual Meeting as well.

4     CSG Systems International, Inc.       2015 Proxy Statement

Director Attendance at Board Meetings

During 2014, the Board held four meetings. All directors attended at least 75% of the total number of meetings of the Board and of the committees on which they served. In addition, the Board held four executive sessions during 2014 during which only independent directors were present.

Board Committees

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
David G. Barnes	C
Ronald H. Cooper		M	C
John L. M. Hughes		M	M
Peter E. Kalan
Janice I. Obuchowski	M		M
Donald B. Reed	M
Frank V. Sica		C
Donald V. Smith		M	M
James A. Unruh		M

“C” Chair

“M” Member

Audit Committee

The Audit Committee is presently composed of Mr. Barnes (Chair), Ms. Obuchowski, and Mr. Reed. The Audit Committee’s primary purposes are to oversee our accounting and financial reporting processes, the audits of our financial statements, and our risk and compliance management programs.

As required by the Audit Committee Charter (located at http://ir.csgi.com/documents.cfm), all members of the Audit Committee satisfy all NASDAQ requirements applicable to audit committee members and are “independent” as defined by the rules promulgated by the SEC under the Exchange Act, and by NASDAQ. The Board has determined that Messrs. Barnes and Reed are “audit committee financial experts” as defined by applicable rules. The Audit Committee held four meetings during 2014.

Risk and Compliance Oversight. To administer our risk and compliance management program, we established a Business Risk Committee comprised of our named executive officers (“NEOs”)(see the Compensation Discussion and Analysis beginning on page 18), chaired by our Chief Financial Officer (“CFO”), and coordinated by our internal audit department. The internal audit department reports directly to the Audit Committee, and prepares a quarterly report for the Audit Committee summarizing material existing and emerging business risks.

We also maintain a formal risk assessment and risk mitigation program that is administered by our CFO. Executive officers, in conjunction with members of our internal audit department, review this program periodically throughout the year. This program is intended to: (1) identify those risks that are most likely to affect our business; (2) assign an executive to be responsible for monitoring and mitigating those risks; and (3) provide a formal mechanism for the assigned executive to report back periodically on the adequacy and effect of mitigation efforts. The Audit Committee and the Board review the results of this program at each regularly scheduled meeting. In addition, our Chief Compliance Officer has a reporting relationship to the Audit Committee and provides a quarterly report to the Committee on compliance risks, issues, and activities.

Compensation Committee

The Compensation Committee presently is composed of Messrs. Cooper, Hughes, Sica (Chair), Smith and Unruh. The Compensation Committee’s primary purposes are to review and recommend senior management compensation and benefit policies, evaluate the performance of our executive officers, and review and recommend the compensation of our executive officers. In

CSG Systems International, Inc.       2015 Proxy Statement     5

addition, the Compensation Committee has independent authority to administer and grant equity awards under our equity plans and our Performance Bonus Program for executive officers. The Compensation Committee also is responsible for ongoing oversight and evaluation of our compensation policies and practices for employees generally as they relate to risk management.

As required by the Compensation Committee Charter (located at http://ir.csgi.com/documents.cfm), all members of the Compensation Committee are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986 and are “independent” as defined by the rules promulgated by the SEC under the Exchange Act, and by NASDAQ. The Compensation Committee meets at least quarterly, and held four meetings during 2014.

Determining Executive Officer Compensation and Use of Independent Compensation Consultant. To assist it with its responsibilities, the Compensation Committee retains an independent compensation consultant, consults with our CEO and Senior Vice President of Human Resources, and draws upon the extensive business experience of its members. The Compensation Committee directs the independent compensation consulting firm to prepare a comprehensive formal assessment of the competitiveness of our executive officer compensation program, including a comparison of the principal components of our program (base salaries, performance bonuses, and equity awards) with those of a peer group of other public companies. The Compensation Committee considers this assessment and other data provided by the consultant in arriving at its decisions or recommendations to the Board with respect to base salaries, performance bonuses, and long-term incentives for our executive officers. For additional information about our executive compensation program, see the Compensation Discussion and Analysis beginning on page 18.

The Compensation Committee periodically evaluates the qualifications of its independent compensation consultant. In August 2011, the Compensation Committee selected Pearl Meyer & Partners (“PM&P”) as its independent compensation consultant. During 2014, PM&P provided only executive compensation guidance to the Compensation Committee and did not provide any other services to the Company. During 2014, the Compensation Committee requested information from PM&P, our executives, and our Board members in order to assess the independence of PM&P as the Committee’s compensation consultant and to determine whether PM&P’s work raised any conflict of interest. Based on the information provided, the Compensation Committee determined that PM&P was independent and that the work of PM&P did not raise a conflict of interest.

Determining Non-Employee Director Equity Awards. In making equity awards to our non-employee directors, the Compensation Committee considers relevant information provided by the independent compensation consultant and the recommendations of our Nominating and Corporate Governance Committee and the Board.

Risks Related to Compensation Policies and Practices for All Employees. The Compensation Committee does not believe that any risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on the Company. A number of the factors considered by the Compensation Committee when it develops executive compensation recommendations have the effect of mitigating risk. Additionally, executive officers and certain members of senior management regularly review our employee compensation policies and practices, including the elements of our compensation programs, to determine whether any element or program design encourages excessive risk taking. The Board and senior management consider the following factors that reduce the likelihood of excessive risk taking:

•

Our compensation program consists of a balance of multiple elements, including base salary, annual cash incentive programs, and, for some employees, long-term equity incentive awards that are earned over a number of years.

•

The structure of our annual cash incentives for senior executives includes multiple performance measures that are objective and quantifiable with a corresponding minimum and maximum payout range and our sales compensation plan includes provisions to mitigate risk to the Company.

•

A significant portion of our executive officers’ pay is tied to long-term equity awards based on the achievement of pre-determined financial measures that we believe link the long-term interests of our executives with those of our stockholders.

•	Our executive officers are subject to stock ownership guidelines and must comply with our insider trading policy.
•	We have effective management processes, including a formal risk assessment process and strong internal controls.
•	Our Board and Audit Committee maintain regular oversight of our risk management program.

Compensation Committee Interlocks and Insider Participation. No member of the Compensation

6     CSG Systems International, Inc.       2015 Proxy Statement

Committee has ever been an officer or employee of the Company. In 2014, no member of the Compensation Committee had any relationship or transaction with the Company that would require disclosure as a “related person transaction” under SEC rules. During 2014, none of our executive officers served on the board of directors or compensation committee of any other entity whose executive officer(s) served as a member of our Board or Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee presently is composed of Messrs. Cooper (Chair), Hughes, Smith, and Ms. Obuchowski. The Nominating and Corporate Governance Committee’s primary purposes are to: (1) identify individuals qualified to become Board members; (2) recommend to the Board nominees for election as directors and directors for appointment to Board committees; (3) evaluate the Board’s performance; (4) review and recommend the compensation of our directors; and (5) develop and recommend for Board approval our Corporate Governance Guidelines and Code of Conduct.

The Nominating and Corporate Governance Committee Charter (located at http://ir.csgi.com/documents.cfm) requires that a majority of the members be independent directors. The Nominating and Corporate Governance Committee held four meetings during 2014.

What We Look for in Director Nominees. In recommending nominees for election as directors, the Nominating and Corporate Governance Committee reviews the present composition of the Board to determine the qualities, skills, and areas of expertise needed to enable the Board and its committees to properly discharge their responsibilities. The Nominating and Corporate Governance Committee utilizes the services of a leading international executive search firm with a well-established board practice to assist in the identification and recruitment of qualified director nominees.  This process supports our objective of recruiting highly qualified candidates that meet our specific criteria for skills, professional and governance experience, diversity, and the personal attributes we're seeking as discussed in more detail below. The Nominating and Corporate Governance Committee considers it necessary for the Board to have at least one independent member who qualifies as an “audit committee financial expert” and takes that requirement into account when recommending nominees. When identifying and assessing a candidate’s qualifications, the Nominating and Corporate Governance Committee considers, among other things: (1) the number and type of other boards on which the candidate serves; (2) the candidate’s other business and professional commitments and potential conflicts of interest; (3) the candidate’s ability and willingness to devote the required amount of time to service as a Board member and as a member of one or more Board committees; and (4) the candidate’s age, background, reputation, independence, experience, skills and judgment.

Our Nominating and Corporate Governance Committee considers the diversity of the Board’s membership when nominating directors. We interpret the term “diversity” in its broadest sense and believe it encompasses many attributes, including age, background, experience, skills, substantive expertise, gender, ethnicity, geography, and education. Our Board is particularly interested in maintaining a collective group of individuals with experience in operations, finance, accounting, marketing, human resources, sales, and international business, particularly in the technology and communication service provider and related industries. We also consider whether nominees are active or retired executive officers of public or private companies and whether they have ever served on the board of a public company.

Our Board members also should display the personal attributes necessary to be effective directors: integrity, sound judgment, independence, ability to operate collaboratively, and a fiduciary commitment to the Company and our stockholders. We believe the current members of our Board have a diverse set of business and personal experiences, backgrounds and expertise, and that they all share the personal attributes described above.

Stockholder Recommended Director Candidates. The Nominating and Corporate Governance Committee will consider qualified nominees recommended by our stockholders for election as directors. A stockholder who wishes to recommend a nominee for the Board should submit the recommendation in writing to the Secretary of the Company indicating the proposed nominee’s qualifications and other relevant biographical information and providing written confirmation that the proposed nominee consents to serve as a director if nominated and elected.  See Stockholder Proposals on page 42 of this proxy statement for additional requirements and information.  Our Secretary will forward qualifying recommendations from stockholders to the Chair of the Nominating and Corporate Governance Committee for further review and consideration. Our bylaws provide that stockholder nominations for election to the Board are subject to certain advance notice and informational requirements. Stockholders may obtain a copy of the relevant bylaw provisions from our Secretary at CSG Systems International, Inc., 9555 Maroon Circle, Englewood, Colorado 80112.

CSG Systems International, Inc.       2015 Proxy Statement     7

Board Leadership Structure

Since 2005, an independent director has served as non-executive Chair of the Board. Currently, Mr. Reed serves in that position. We believe it is beneficial to separate the roles of Board Chair and CEO for two reasons: the responsibilities of each position can be clearly delineated, and each individual can devote more time to a single position.

Our Corporate Governance Guidelines permit the Board to modify this leadership structure. In the future, if the Board believes it would be in the best interest of the Company and our stockholders, the Board may decide that one person should serve as both CEO and Board Chair.

Code of Conduct

Our Board has adopted a Code of Conduct applicable to all directors, officers, and employees of the Company and our subsidiaries. Our Code of Conduct and Corporate Governance Guidelines are available on our website under Investor Relations, Corporate Governance, located at http://ir.csgi.com/documents.cfm. Information on our website is not incorporated by reference in this proxy statement. We will disclose on our website any amendments to our Code of Conduct, or any waiver of a provision of our Code of Conduct that is required to be disclosed under applicable rules of the SEC. Historically, we have had minimal substantive changes to our Code of Conduct, and there have not been any waivers that are required to be disclosed.

Other Board Information

There are no family relationships between any of our directors or executive officers. There are no arrangements between any director, nominee, or executive officer of the Company and any other person pursuant to which such director, nominee, or executive officer was selected for such position. None of our directors have been involved in any legal proceedings during the past 10 years required to be disclosed in this proxy statement.

8     CSG Systems International, Inc.       2015 Proxy Statement

COMPENSATION OF DIRECTORS

During 2014, each non-employee director of the Company received an annual fee of $75,000, payable in quarterly installments. Additionally, each non-employee director receives an annual equity grant of restricted stock as determined by the Compensation Committee, which vests on the first anniversary of the grant. The annual Chair retainers in 2014, also paid in quarterly installments, were as follows:

•	Chair of the Board: $50,000

•	Chair of the Audit Committee: $16,000

•	Chair of the Nominating and Corporate Governance Committee: $10,000

•	Chair of the Compensation Committee: $16,000

A director who is an officer or employee of the Company does not receive additional compensation for serving as a director or committee member. Mr. Kalan is the only current officer or employee of the Company who serves as a director, and he does not currently serve on any Board committee.

2014 Director Compensation

The following table contains information about the compensation of the Company’s non-employee directors for 2014. All amounts have been rounded to the nearest dollar.

Name	Total Fees Earned	Stock Awards (1)	Total
David G. Barnes (3)	$83,000	$77,280	$160,280
Ronald H. Cooper	85,000	77,280	162,280
John L. M. Hughes (2)	75,000	77,280	152,280
Janice I. Obuchowski	75,000	77,280	152,280
Donald B. Reed	125,000	77,280	202,280
Frank V. Sica	91,000	77,280	168,280
Donald V. Smith	75,000	77,280	152,280
James A. Unruh	75,000	77,280	152,280
Totals	$684,000	$618,240	$1,302,240

(1)

This column reflects the aggregate grant date fair value of restricted stock awards granted during the year computed in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). The aggregate grant date fair value is calculated using the closing price of our common stock on the date of grant, August 20, 2014. Each Board member was granted 2,800 shares of restricted stock in 2014, which will vest one year from the date of grant.

(2)	As a foreign (U.K.) citizen, Mr. Hughes is subject to mandatory U.S. tax withholding on his director fees and stock awards which is deducted from his compensation.
(3)	Mr. Barnes’ annual Chair retainer for 2014 is prorated to reflect his appointment mid-year as Chair of the Audit Committee in May 2014.

CSG Systems International, Inc.       2015 Proxy Statement    9

PROPOSAL 1—ELECTION OF DIRECTORS

The Board is divided into three classes presently consisting of three Class I Directors, three Class II Directors, and three Class III Directors whose present terms continue until the annual meetings of stockholders of the Company to be held in 2016, 2017, and 2015, respectively, and until their respective successors are elected and qualified.

Unless the proxy is marked otherwise, the person acting under the accompanying proxy will vote to elect Messrs. Kalan, Sica, and Unruh, as the Class III Directors to serve until 2018. The proxy may not be voted for more than three directors. If a nominee is unable to serve, then the person acting under the proxy may vote the proxy for the election of a substitute nominee. The Company presently expects that all three nominees will be able to serve.

The Board recommends that stockholders vote FOR the election of

Messrs. Kalan, Sica, and Unruh as Class III Directors.

The following information relates to the Board’s nominees for election at the Annual Meeting and to the other directors of the Company whose terms of office will continue after the Annual Meeting:

Nominees for Class III Directors—Term Expires in 2018:

PETER E. KALAN Age: 55 Director Since: December 2007	President and Chief Executive Officer (Since December 2007)

Mr. Kalan currently serves as our President and Chief Executive Officer. He joined the Company in January 1997, was appointed as our Chief Financial Officer in August 2000, and named an Executive Vice President in 2004. In April 2005, he became our Executive Vice President of Business and Corporate Development. In December 2007, Mr. Kalan was appointed President and Chief Executive Officer and a member of our Board. Prior to joining the Company, he was the Chief Financial Officer at Bank One, Chicago. He also held various other financial management positions with Bank One in Texas and Illinois from 1985 through 1996. Mr. Kalan holds a B.A. degree in Business Administration from the University of Texas at Arlington.

Skills and Qualifications

Financial Experience: In-depth experience in financial planning, corporate accounting, tax, budgeting, financial reporting, ethics, compliance, and risk management, having served as our Chief Financial Officer and at Bank One, Chicago.

Industry Experience: Extensive knowledge of the businesses and markets we serve, which provides our Board with an acute understanding of business practices and special industry concerns.

Leadership Experience: Our current Chief Executive Officer and President. Brings executive level leadership, strategic thinking, business development, and strong financial oversight skills to the Board.

FRANK V. SICA Age: 64 Director Since: October 1994	Board Committees:		Other Public Directorships:
	•	Compensation Committee (Chair)	• • •	JetBlue Airways
Kohl’s Corporation
Safe Bulkers, Inc.
Former Public Directorships Held During the Past Five Years:
	•	NorthStar Realty Finance Corporation (April 2010)

Mr. Sica is currently a Managing Partner of Tailwind Capital. From 2004 to 2005, Mr. Sica was a Senior Advisor to Soros Private Funds Management. From 2000 until 2003, he was President of Soros Private Funds Management, where he oversaw the direct real estate and private equity investment activities of Soros. In 1998, he joined Soros Fund Management where he was a Managing Director responsible for Soros’ private equity investments. Mr. Sica was previously Managing Director for Morgan Stanley Merchant Banking Division. Mr. Sica holds an M.B.A. degree from the Tuck School of Business at Dartmouth College and a B.A. degree from Wesleyan University.

10    CSG Systems International, Inc.       2015 Proxy Statement

Skills and Qualifications

Corporate Governance: Broad experience serving as a director of multiple large public companies.

Financial Experience: Wide-ranging experience in venture capital, private equity, mergers and acquisitions, capital markets, management recruitment, executive compensation, and strategic planning across a broad range of commercial industries from his work at Morgan Stanley, Soros, and now at Tailwind Capital. Experience in investment banking serving global clients and in structuring international mergers and acquisitions.

Industry Experience: Comprehensive understanding of our business and markets, having served as a director of our Company for nearly 20 years.

JAMES A. UNRUH Age: 74 Director Since: June 2005	Board Committees:		Other Public Directorships:
	•	Compensation Committee	• •	Prudential Financial, Inc.
Tenet Healthcare Corporation

Former Public Directorships Held During the Past Five Years:
	• •	CenturyLink, Inc. (May 2012) Qwest Communications International, Inc. (March 2011)

Mr. Unruh became a founding Principal of Alerion Capital Group, LLC (a private equity investment company) in 1998 and currently holds such position. Mr. Unruh was an executive with Unisys Corporation from 1987 to 1997, including serving as its Chairman and Chief Executive Officer from 1990 to 1997. From 1982 to 1986, Mr. Unruh held various executive positions, including Senior Vice President—Finance and Chief Financial Officer with Burroughs Corporation, a predecessor of Unisys Corporation. Prior to 1982, Mr. Unruh was Chief Financial Officer with Memorex Corporation and also held various executive positions with Fairchild Camera and Instrument Corporation, including Chief Financial Officer. He holds an M.B.A. degree from the University of Denver and a B.S. degree from the University of Jamestown.

Skills and Qualifications

Corporate Governance: Significant experience serving as a director of several public and private companies with global operations.

Financial Experience: Broad-based understanding of investments and corporate development in pursuing long-term strategic business objectives as a principal of Alerion Capital Group and as Senior Vice President—Finance and Chief Financial Officer with Burroughs Corporation.

Leadership Experience: Unique combination of expertise in information technology together with business and financial management experience gained through executive positions held at multinational technology firms. Chairman and Chief Executive Officer with Unisys Corporation and Senior Vice President—Finance and Chief Financial Officer with Burroughs Corporation.

Class I Directors—Term Expires in 2016:

RONALD H. COOPER Age: 58	Board Committees:
	•	Compensation Committee
Director Since: November 2006	•	Nominating and Corporate Governance Committee (Chair)

Mr. Cooper is retired. He most recently served as the President and Chief Executive Officer of Clear Channel Outdoor Americas, Inc. from 2009 through 2012. Prior to this position, he was a Principal at Tufts Consulting LLC from 2006 through 2009. Previously, he spent nearly 25 years in the cable and telecommunications industry, most recently at Adelphia Communications where he served as President and Chief Operating Officer from 2003 to 2006. Prior to Adelphia, Mr. Cooper held a series of executive positions at AT&T Broadband, RELERA Data Centers & Solutions, MediaOne, and its predecessor Continental Cablevision, Inc. He has served on various boards of directors and committees with the National Cable Television Association, California Cable & Telecommunications Association, Cable Television Association for Marketing, New England Cable Television Association, and Outdoor Advertising Association of America. Mr. Cooper holds a B.A. degree from Wesleyan University.

CSG Systems International, Inc.       2015 Proxy Statement    11

Skills and Qualifications

Corporate Governance: Director and committee positions with various industry associations and non-profit boards of directors.

Industry Experience: Nearly 25 years of experience in the communications industry serving in executive positions at Adelphia, AT&T Broadband, RELERA Data Centers & Solutions, MediaOne, and its predecessor Continental Cablevision.

Leadership Experience: Served in multiple senior executive roles, including as President and Chief Executive Officer of Clear Channel Outdoor Americas, Inc. and as President and Chief Operating Officer at Adelphia Communications. Experience in the acquisition and development of executive talent.

JANICE I. OBUCHOWSKI Age: 63 Director Since: November 1997	Board Committees:		Other Public Directorships:
	• •	Audit Committee Nominating and Corporate Governance Committee	• •	Orbital ATK
Inmarsat

Ms. Obuchowski is the founder and President of Freedom Technologies, Inc., a research and consulting firm providing public policy and strategic advice to companies in the communications sector, government agencies, and international clients, since 1992. She was previously Chairman and the founder of Frontline Wireless, Inc., a public safety network start-up from 2007 through 2008. In 2003, Ms. Obuchowski was appointed by President George W. Bush to serve as Ambassador and Head of the U.S. Delegation to the World Radiocommunication Conference. She has served as Assistant Secretary for Communications and Information at the Department of Commerce, as Administrator for the National Telecommunications and Information Administration (“NTIA”), and as the head of international government relations at NYNEX. She also has served on several non-profit and other publicly traded company boards. She holds a J.D. degree from Georgetown University and a B.A. degree from Wellesley College, and also attended the University of Paris.

Skills and Qualifications

Corporate Governance: Broad governance experience from her service as a director of multiple public companies and non-profit organizations.

Industry Experience: Extensive knowledge and expertise on various facets of the competitive landscape and government regulations impacting the communications and information technology (“IT”) sectors. Experience in international business affairs through her current and prior board positions, government appointments supporting international communications policies, and as head of international government relations at NYNEX.

Leadership Experience: Current President of Freedom Technologies, Inc. and former Chairman of Frontline Wireless. Led the NTIA, the government agency with internet and telecommunications policy, federal spectrum management, and government research facility responsibilities. Responsible for major U. S. delegations and support personnel at international conferences.

DONALD B. REED Age: 70	Board Committees:
	•	Audit Committee
Director Since: May 2005
Chairman Since: January 2010

Mr. Reed served as Chief Executive Officer of Cable & Wireless Global from 2000 to 2003. Cable & Wireless Global, a subsidiary of Cable & Wireless plc, is a provider of internet protocol (“IP”) and data services to business customers in the U. S., United Kingdom, Europe, and Japan. From June 1998 until May 2000, Mr. Reed served Cable & Wireless in various other executive positions. Mr. Reed’s career includes 30 years at NYNEX Corporation (now part of Verizon), a regional telephone operating company. From 1995 to 1997, Mr. Reed served NYNEX Corporation as President and Group Executive with responsibility for directing the company’s regional, national and international government affairs, public policy initiatives, legislative and regulatory matters, and public relations. Mr. Reed holds a B.A. degree in History from Virginia Military Institute.

12    CSG Systems International, Inc.       2015 Proxy Statement

Skills and Qualifications

Corporate Governance: Significant experience serving as a director of multiple public companies, including large multinationals, and his current position as Chairman of privately-held Oceus Networks Inc.

Financial Experience: Held executive management positions at several multi-billion dollar corporations where he developed expertise in financial management, risk assessment, investment knowledge, and strategic business development.

Leadership Experience: Over 30 years of experience in the domestic and international telecommunications industry including executive leadership positions as Chief Executive Officer for Cable & Wireless Global and as President and Group Executive for NYNEX Corporation. Extensive experience in developing and implementing strategies and policies for the acquisition and development of executive talent.

Class II Directors—Term Expires in 2017:

DAVID G. BARNES Age: 53 Director Since: February 2014	Board Committees: • Audit Committee (Chair)

Mr. Barnes currently serves as the Chief Financial Officer and a director for MWH Global, a private, employee-owned global provider of environmental engineering, construction, and strategic consulting services. From 2006 to 2008, he was Executive Vice President of Western Union Financial Services. From 2004 to 2006, Mr. Barnes served as Chief Financial Officer of Radio Shack Corporation. From 1999 to 2004, he was Vice President, Treasurer and U.S. Chief Financial Officer for Coors Brewing Company. Mr. Barnes holds an M.B.A. degree from the University of Chicago and a B.A. degree from Yale University.

Skills and Qualifications

Corporate Governance: Significant knowledge of public company governance functions such as approval of annual budgets and compensation, and experience being accountable to stakeholders for the organization’s financial performance, gained through executive financial positions at public companies. Also serves as a director of MWH Global.

Financial Experience: Almost 30 years’ experience in finance and strategic development gained from a wide spectrum of well-known and respected companies, including Western Union Financial Services, Radio Shack Corporation, and Coors Brewing Company. Hands-on strategic, financial, and business development experience in emerging and mature markets at both domestic and global companies.

Leadership Experience: Oversaw all financial activities for the United States business and performed the global investor relations function at Coors. Extensive experience in driving shareholder value in a variety of complex international businesses.

JOHN L. M. HUGHES Age: 63 Director Since: March 2011	Board Committees:		Other Public Directorships:
	• •	Compensation Committee Nominating and Corporate Governance Committee	• • • •	Just-Eat Group plc (Chairman) Sepura plc (Chairman) Spectris plc (Chairman) Telecity Group plc (Chairman)
Former Public Directorships Held During the Past Five Years:
• • • • •

Vitec Group plc (June 2013)

NICE-Systems Ltd. (September 2011)

Intec Telecom Systems plc (Chairman, November 2010)

Chloride Group plc (September 2010)

Parity Group plc (Chairman/Deputy Chairman, May 2010)

Mr. Hughes previously served as Chairman of the board of directors for Intec Telecom Systems plc for nearly six years until it was acquired by us in 2010. Mr. Hughes currently serves as Chairman for several public corporations and for

CSG Systems International, Inc.       2015 Proxy Statement    13

privately-held Zenos Cars. He also is a director for privately-held Scorpion Ventures Limited. Mr. Hughes has been an advisor to Oakley Corporate Finance since 2012 and previously served as an advisor to Advent International, a private equity fund, from 2008 to 2011. Prior to his board positions, from 2000 to 2004, Mr. Hughes served as Executive Vice President and Chief Operating Officer for Thales Group, a European provider of complex systems for the defense, aerospace, and commercial markets. Prior to 2000, he served as President of GSM/UMTS Wireless Networks of Lucent Technologies, and as a director of Convex Global Field Operations and Vice President and Managing Director of Convex Europe, a division of Hewlett Packard Company. Mr. Hughes holds a B.S. degree in Electrical and Electronic Engineering from the Hatfield Polytechnic (now the University of Hertfordshire).

Skills and Qualifications

Corporate Governance: Extensive knowledge of public company governance functions including monitoring the performance of chief executive officers, approving annual budgets and compensation, and being accountable for the organization’s performance, gained through roles as chairman and director for several companies.

Financial Experience: Extensive experience in leading global companies, making and integrating acquisitions, implementing restructuring programs, and enhancing shareholder value through effective management selection and development, sales growth strategies and operational excellence.

Leadership Experience: Several chairman and director positions for large, global communications and technology companies, as well as senior executive positions at various international communications and technology companies including lengthy periods living and working in the United States and France. Direct responsibility for major joint ventures in Japan and Australia and large development centers in India, China, and the United States.

DONALD V. SMITH Age: 73 Director Since: January 2002	Board Committees: • Compensation Committee • Nominating and Corporate Governance Committee

Mr. Smith is presently retired. Previously, he served as Senior Managing Director of Houlihan Lokey Howard & Zukin, Inc., an international investment banking firm with whom he had been associated from 1988 through 2009, and where he served on the board of directors. From 1978 to 1988, he served as a Principal with Morgan Stanley & Co. Inc., where he headed the company’s valuation and reorganization services. He also serves on the board of directors of several non-profit organizations. Mr. Smith holds an M.B.A. degree from the Wharton Graduate School of the University of Pennsylvania and a B.S. degree from the United States Naval Academy.

Skills and Qualifications

Corporate Governance: Significant experience serving as a director of several public and non-profit companies.

Financial Experience: Over 40 years of expertise in financial, investment, and valuation analysis as an executive with international investment firms, notably as Senior Managing Director of Houlihan Lokey Howard & Zukin, Inc. and as Principal with Morgan Stanley & Co. Inc., dealing with corporate finance, mergers, acquisitions, financial restructurings, and other financial activities. Provided international investment banking advice and service to clients in various industries around the world.

Industry Experience: Significant advisory experience in markets directly related to our core competency, namely business services, data processing, software, and IT.

14    CSG Systems International, Inc.       2015 Proxy Statement

BENEFICIAL OWNERSHIP OF COMMON STOCK

The table below sets forth each stockholder known by us to own beneficially more than 5% of our outstanding common stock as of February 28, 2015.

Principal Stockholders

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percentage of Common Stock Outstanding
River Road Asset Management, LLC	3,036,267	(1)	8.89%
462 South 4th Street, Suite 1600
Louisville, Kentucky 40202
Black Rock, Inc.	2,976,732	(2)	8.72%
55 East 52nd Street
New York, New York 10022
The Vanguard Group, Inc.	2,295,148	(3)	6.72%
100 Vanguard Boulevard
Malvern, Pennsylvania 19355
Renaissance Technologies LLC	1,800,211	(4)	5.27%
800 Third Avenue
New York, New York 10022

(1)

On February 12, 2015, River Road Asset Management, LLC filed an amendment to Schedule 13G with the SEC stating that, as of December 31, 2014, River Road Asset Management, LLC held an ownership position of 8.8% of the common stock outstanding and, of these total shares, had sole voting power over 2,506,077 shares and sole dispositive power over 3,036,267 shares.

(2)

On January 22, 2015, BlackRock, Inc. filed an amendment to Schedule 13G with the SEC stating that, as of December 31, 2014, BlackRock, Inc. held an ownership position of 8.7% of the common stock outstanding and had sole voting power over 2,890,476 shares and sole dispositive power over 2,976,732 shares.

(3)

On February 10, 2015, The Vanguard Group, Inc. filed an amendment to Schedule 13G with the SEC stating that, as of December 31, 2014, The Vanguard Group held an ownership position of 6.68% of the common stock outstanding and, of these total shares, had sole voting power over 46,800 shares, sole dispositive power over 2,251,148 shares, and shared dispositive power over 44,000 shares.

(4)

On February 12, 2015, Renaissance Technologies LLC filed a Schedule 13G with the SEC stating that, as of January 9, 2015, Renaissance Technologies LLC held an ownership position of 5.33% of the common stock outstanding and, of these total shares, had sole voting power over 1,598,727 shares, sole dispositive power over 1,760,827 shares, and shared dispositive power over 39,384 shares.

CSG Systems International, Inc.       2015 Proxy Statement    15

Directors and Executive Officers

The table below sets forth to our knowledge the beneficial ownership of common stock held by each director and each executive officer of the Company named in the 2014 Summary Compensation Table on page 29, individually, and by all directors and executive officers of the Company as a group as of February 28, 2015.

	Total Shares of Common Stock Beneficially Owned (1) (2)	Percentage of Common Stock Outstanding
David G. Barnes	2,800	*
Ronald H. Cooper	33,868	*
Bret C. Griess	195,679	*
John L. M. Hughes	13,438	*
Peter E. Kalan	443,784	1.30%
Janice I. Obuchowski	40,786	*
Donald B. Reed	39,868	*
Joseph T. Ruble	118,487	*
Frank V. Sica	21,550	*
Donald V. Smith	39,868	*
James A. Unruh	36,868	*
Randy R. Wiese	187,199	*
All directors and executive officers as a group (12 persons)	1,174,195	3.44%
*	Less than 1% of the outstanding common stock.
(1)

Each person named has sole voting and investment power over the shares owned by him or her, except that Ms. Obuchowski has shared voting and investment power with respect to 3,000 shares owned jointly with her husband.

(2)

Includes restricted shares of common stock awarded under the 2005 Stock Incentive Plan of the Company, which have not vested. Each holder of restricted shares may vote such shares but may not sell, transfer or encumber such shares until they vest in accordance with the applicable restricted stock award agreement. The persons named in the table below held the numbers of unvested restricted shares shown opposite their respective names as of February 28, 2015:

Number of Unvested Restricted Shares
David G. Barnes	2,800
Ronald H. Cooper	2,800
Bret C. Griess	143,340
John L. M. Hughes	2,800
Peter E. Kalan	244,277
Janice I. Obuchowski	2,800
Donald B. Reed	2,800
Joseph T. Ruble	99,156
Frank V. Sica	2,800
Donald V. Smith	2,800
James A. Unruh	2,800
Randy R. Wiese	120,146
Total	629,319

16    CSG Systems International, Inc.       2015 Proxy Statement

Share Ownership Guidelines

The Board established share ownership guidelines for our directors and executive officers in 2007 and amended the guidelines in 2012 and 2014. Below is a summary of the required minimum share ownership levels:

Minimum Share Ownership Level
CEO	Value equal to three times annual base salary
Other executive officers	Value equal to annual base salary
Directors	Value equal to four times annual cash compensation

Each executive officer is expected to attain the minimum ownership level within four years of his or her date of appointment. Directors do not have a specific timeframe to attain their share ownership requirements, but they may not sell any granted/retained shares of stock in the corporation until the requirements are met.

Ownership levels are determined based on the common stock owned by each individual, excluding any unvested shares of restricted stock. As of February 28, 2015, each of our executive officers and directors owned shares consistent with the applicable ownership guidelines.

Hedging and Pledging Policy

As part of our insider trading policy, all employees, including our executive officers, and non-employee directors (and their designees) are prohibited from engaging in short sales of our securities, establishing margin accounts, or otherwise pledging our securities and engaging in transactions that are designed to hedge or offset any decrease in the market value of our stock.

Section 16(a) Beneficial Ownership Reporting

Section 16(a) of the Securities Exchange Act of 1934 requires our officers (as defined in the applicable regulations) and directors, and persons who beneficially own more than 10% of a class of the Company’s equity securities registered under such Act, to file certain reports of ownership and changes of ownership of the Company’s equity securities with the SEC. Officers, directors, and stockholders who own more than 10% of such shares are required by SEC regulation to furnish to the Company copies of all Section 16(a) forms which they file.

Based solely on our review of the copies of such forms submitted to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our officers and directors were complied with for the year ended December 31, 2014.

CSG Systems International, Inc.       2015 Proxy Statement    17

EXECUTIVE COMPENSATION—COMPENSATION DISCUSSION AND ANALYSIS

This section explains our executive compensation program as it relates to the following named executive officers, or NEOs, whose compensation information is presented in the tables following this discussion:

Peter E. Kalan	President and CEO
Randy R. Wiese	Executive Vice President and CFO
Joseph T. Ruble	Executive Vice President, General Counsel, Corporate Secretary and Chief Administrative Officer
Bret C. Griess	Executive Vice President and Chief Operating Officer

Executive Summary

Company Overview and Business Strategy

We are one of the world's largest and most established providers of business support solutions. We primarily serve the communications industry, whose businesses have evolved from a single product offering to highly complex, highly competitive, multi-service product offerings. Our solutions help service providers streamline and scale operations, introduce and adapt products and services to meet changing consumer demands, and address the challenges and opportunities brought about by changes to their businesses. Our approach has centered on using the best technology for the various functions required to provide world-class solutions.

Our business strategy is to grow our revenues, profitability, and long-term stockholder value by focusing on the following:

•	creating long-term recurring client relationships within the core communications industry;
•	expanding our product and services portfolio through continuous innovation;
•	increasing our value proposition through continuous improvement and efficiency;
•	delivering on our commitments; and
•	bringing new skills and products to market.

Our Overall 2014 Performance

We had a solid performance in 2014, delivering good financial and operational results, executing on many of our key strategic initiatives, and continuing to expand and extend our relationships with many of our clients.

Key highlights of our 2014 performance include the following:

•	Generated $751 million in revenues, a one percent increase over the prior year;
•

Expanded and extended our contract with Comcast, our largest client, through July 2019. The contract provides the framework for Comcast to consolidate its 10 million residential customer accounts processed by a competitor onto our billing solution over the next few years;

•	Expanded our relationships with content creators, retailers and cable companies with our content management and monetization platform;
•	Created several important long-term recurring relationships with our international clients;
•

Delivered profitable operations with $84 million in operating cash flows and a strong capital position, ending with a year-end balance of $202 million of cash, cash equivalents, and short-term investments;

•	Approved dividends totaling $21 million and repurchased approximately 733,000 shares (totaling $19 million) of our common stock under our Stock Repurchase Program; and
•	Paid down our long-term debt by $15 million and made capital expenditures of $26 million.

Enhanced Capital Allocation Strategy

Our strong operating model and financial position allows us to return capital to stockholders, and also allows us to continue to invest in the long-term growth of our business.

18    CSG Systems International, Inc.       2015 Proxy Statement

In February 2015, we announced a planned increase in our capital allocation to stockholders and an improvement in our capital structure, which include the following key items:

•	An 11% increase in our quarterly dividend effective for the first quarter of 2015;
•	A planned increase in our share repurchases of up to $150 million under our Stock Repurchase Program over the next three years, and
•	An amendment to our current credit agreement to provide additional capital capacity and flexibility in managing our capital structure over the next five years.

In summary, we continue to execute in a challenging business environment by delivering on our business objectives and enhancing our capital strategy.

2014 Executive Compensation Highlights

Our executive compensation program is intended to:

•	Create a strong link between pay and the Company’s performance;
•	Align executive pay with short- and long-term stockholder return; and
•	Attract and retain qualified executives.

After considering compensation within our peer group and consulting with PM&P, the Compensation Committee (“Committee”) independently assessed the value and competitiveness of each NEO’s compensation including various pay components. Based upon their assessment, the Board and the Committee made the following decisions regarding the framework for the 2014 executive compensation program:

Base salary. The Board elected to leave our CEO’s base salary unchanged and increased the base salaries of our other three NEOs in the aggregate by 4% to make their salaries more consistent with the corresponding median levels within our peer group.

Annual incentive program. The Committee increased the CEO’s total performance-based compensation opportunity from 60% to 63%, by adjusting his Target Bonus Percentage from 150% to 200% of base salary under the 2014 Annual Performance Bonus Plan. The CEO’s maximum annual bonus opportunity is also 200% of base salary, pursuant to the terms of the stockholder approved plan. The Target Bonus Percentages for the other NEOs remained unchanged. For more information, see 2014 Compensation on page 24.

Long-term incentive program. The Committee maintained the long-term incentive, or LTI, award program with 60% of each NEO’s award granted in the form of performance-based restricted stock. Performance-based restricted stock vests ratably over three years if we achieve predetermined financial targets, or a predetermined stock price target at the end of the third year. The other 40% of each NEO’s award is in the form of time-based restricted stock that vests ratably over four years.

For more information on our executive compensation program, see 2014 Compensation beginning on page 24.

Pay-for-Performance Compensation Program

At least 55% of each NEO’s total target compensation for 2014 was based on our achievement of key financial measures under our annual and long-term incentive plans.

While we delivered on many of our key initiatives during 2014, we did not fully meet our financial targets.  As a result, our NEOs did not fully achieve their potential performance-based compensation. Our NEOs:

•	Earned a below target payout of 44.4% under the Annual Performance Bonus Plan for 2014;
•	Did not vest in the first and second tranches of the performance-based restricted stock awards for 2014 and 2013, respectively; and
•	Vested in the third and final tranche of the 2012 performance-based restricted stock award.

For more information see 2014 Compensation beginning on page 24.

2014 Say-on-Pay Results

Ninety-six percent (96%) of the votes cast at our 2014 annual meeting of stockholders approved, on an advisory basis, the compensation paid to our NEOs.  When making compensation decisions for our NEOs, the Committee considers the results of the annual advisory vote of our stockholders along with other factors, such as our pay-for-performance philosophy and a competitive market analysis of peer companies. In addition, the Committee instructed PM&P to review our base pay, annual performance bonus, and long-term incentive award programs for alignment with stockholder interests and our year over year company performance. We believe our incentive programs demonstrate a strong link between the pay of our NEOs, the Company’s performance, and stockholder returns.

CSG Systems International, Inc.       2015 Proxy Statement    19

Solid Governance and Compensation Practices

Key Compensation Governance Factors

In addition to fostering a compensation program that focuses on pay for performance, we believe that the following governance and compensation practices reinforce our business strategy, culture and values.

We design performance-based compensation to reflect our business strategy and enhance stockholder value. We use revenue, Adjusted Operating Income, Adjusted Net Income, Adjusted EPS, and Stock Price measures, as the financial performance metrics for our performance pay program.  Each measure represents a key financial metric that reflects on the execution of our long-term business strategy to enhance stockholder value. For additional information about our business strategy, see Company Overview and Business Strategy on page 18.

We emphasize the long term. A significant portion of our NEOs total compensation is in the form of long-term equity awards, 60% of which is performance-based restricted stock that fully vests only if we achieve specific financial or stock price measures.

We align the financial interests of our executives with the interests of our stockholders through equity awards and share ownership guidelines. Each NEO owns at least the threshold level of our shares that is consistent with our share ownership guidelines. For additional information, see Share Ownership Guidelines on page 17.

We have a policy prohibiting hedging and pledging transactions involving our stock. Our NEOs and other insiders are prohibited from selling our stock short, pledging our stock as collateral, or entering into transactions in puts or calls that raise similar concerns regarding speculation in our stock. For additional information, see Hedging and Pledging Policy on page 17.

We provide only limited perquisites and other benefits. Our NEOs are generally eligible for few perquisites or benefits that are not available to our employees. For additional information, see the 2014 Summary Compensation Table on page 29.

We rely on the advice of an independent compensation consultant. The Committee has engaged an independent compensation consultant that does not provide any services to management and that had no relationship with management prior to the engagement.

Determining Executive Compensation

Each year during its February meeting, the Committee certifies the following for the previous fiscal year: the level of performance attained, the amount payable under the Annual Performance Bonus plan, and the vesting levels for our performance-based restricted stock awards.  The Committee also evaluates and recommends to the Board the base salary for each of our NEOs for the current year, as well as determines the performance metrics and target levels for the current year’s Annual Performance Bonus plan and performance-based restricted stock awards. The target levels typically are established based upon our initial internal financial targets and adjusted for a pre-established growth factor for performance-based restricted stock awards that extend over a three-year period.

When making compensation decisions and recommendations, the Committee considers the following key factors:

•	Competitive peer group and market information and guidance provided by PM&P;
•	Our financial and operational performance for the year;
•	Progress on key strategic initiatives;
•	Individual performance reviews and compensation recommendations provided by the CEO regarding the other NEOs;
•	Committee and Board evaluations, both formal and informal, of the NEOs; and
•	A comparison of our actual results with the target measures for the annual performance bonus and long-term incentive awards.

As required by the Committee’s charter, the CEO may not be present when either the Committee or the Board discuss or vote on CEO compensation.

Role of the Independent Compensation Consultant and Management

The Committee has sole authority and discretion to retain and terminate compensation consultants, independent legal counsel, and other advisers to help the Committee perform its responsibilities. Additionally, it has the sole authority to approve the fees, scope, and other terms of engagement with its compensation consultant and other advisers, with full funding provided by the Company. The Committee is responsible for determining the

20    CSG Systems International, Inc.       2015 Proxy Statement

independence of its compensation consultant and other advisers. Management is available at the Committee’s request to assist the consultant by providing historical pay data and perspective on the Company’s competitive environment for recruiting managerial talent.

For 2014, the Committee engaged PM&P to advise it on executive compensation matters for the third consecutive year. The Committee instructed PM&P to take a broad view of the competitive compensation landscape to assist the Committee in structuring a compensation program for our NEOs. We believe this broader perspective has enabled us to attract and retain a highly talented executive team. PM&P reviewed compensation data available from peer company proxy statements and published survey sources using position matches and data analyses to identify the most appropriate comparisons among executives of similar titles and responsibilities. For additional information regarding the peer group component companies and pay of our NEOs compared to the peer group, see Role of Benchmarking in Determining Compensation and Peer Group on page 22.

Compensation Mix

The compensation program for each of our NEOs includes the following components, which together comprise Total Direct Compensation: base salary, an annual performance bonus, and two types of long-term incentive awards.  The objective of each component and the form in which each is delivered if earned is outlined as follows:

Overview of NEO Total Direct Compensation

Core Component	Objective	Form
Base salary	Provide base compensation that is competitive and reflects the scope of responsibility, level of authority, and overall duties of the position	Cash
Annual performance bonus	Provide an annual bonus opportunity tied to Company performance and achievement of individual performance objectives	Cash
Long-term incentive awards	Align overall compensation with long-term stockholder return and encourage retention	Restricted Stock
	• Provide performance-based equity awards tied to Company performance over a three-year period	Performance-based
	• Provide equity awards that vest ratably over a four-year period	Time-based

CSG Systems International, Inc.       2015 Proxy Statement    21

The charts below illustrate the percentage of compensation the CEO and other NEOs would receive, if paid at target level, for each core compensation component:

Components of Total Direct Compensation

CEO	Other NEOs

Role of Benchmarking in Determining Compensation and Peer Group

Role of Benchmarking in Determining Compensation

To assist the Committee in establishing 2014 compensation for the NEOs, PM&P provided a competitive assessment using peer group compensation information and industry survey data for the primary elements of our NEO compensation packages.  PM&P developed benchmarking market data by blending the peer group and industry survey data equally.  The peer group composition is described in the next section.  The industry survey data was comprised of technology companies, represented in the Culpepper and Radford compensation surveys, with revenues ranging from $500 million to $1 billion.

The Committee recognizes that peer group comparisons and industry survey data may not be perfectly aligned because the executive titles and responsibilities at peer group companies may not be comparable to those of our NEOs with similar or equivalent titles.

The Committee generally considers total direct compensation (including target bonus) for a NEO to be competitive if it is between the 65th and 75th percentile of the blended peer group and industry survey data.  To achieve the desired pay positioning, base salaries are generally targeted at the 50th percentile and target annual performance bonus (assuming targeted performance levels are achieved) and total long-term incentive value are generally targeted between the 50th and 75th percentiles.

Peer Group Used for Benchmarking

The peer group used for benchmarking is reviewed annually to ensure that its composition and characteristics remain consistent with our objectives. PM&P reviewed companies with a comparable range of annual revenue in the data processing, outsourced services, and application software industries. In addition to providing written materials to the Committee, PM&P discussed with the Committee its experiences and observations regarding the compensation practices and philosophies of other companies.

The peer group used in 2013 was also used to determine 2014 compensation. Our 2014 peer group, listed in the table below, was comprised of companies with revenues ranging in size from $223 million to $3.8 billion at year-end 2013.

The Committee approved a revised peer group in late 2014 for 2015 benchmarking purposes.  Two companies, TeleTech and SalesForce.com, were eliminated from the peer group.  TeleTech was eliminated because the company’s CEO, as a founder, receives compensation based on his founder status.  SalesForce.com was eliminated upon further consideration of revenue size and comparability of business mix.

22    CSG Systems International, Inc.       2015 Proxy Statement

          2014 Company Peer Group

Comverse, Inc.	Convergys Corporation
DST Systems, Inc.	Echo Global Logistics, Inc.
Global Cash Access Holdings, Inc.	Informatica Corporation
Salesforce.com, Inc. (eliminated for 2015)	Sapient Corporation
Solera Holdings, Inc.	StarTek, Inc.
Sykes Enterprises, Inc.	TeleTech Holdings, Inc. (eliminated for 2015)
TIBCO Software, Inc.

Base Salary. We aim to provide a base salary that is:

•	Competitive with individuals holding similar positions in our peer group; and
•	Consistent with the responsibilities and individual performance of the NEO.

Peer group comparisons may not align perfectly because executive responsibilities at peer group companies may not be entirely consistent with responsibilities of our NEOs with similar titles.

Annual Performance Bonus. The objectives for the annual performance bonus are to:

•	Provide a cash performance bonus opportunity in an amount that would result in total annual cash compensation for the year (base salary plus cash bonus) that is competitive with the peer group;
•	Promote achievement of financial objectives related to revenue and Adjusted Operating Income at a level that advances the Company’s near- and long-term success and enhances stockholder value; and
•	Promote achievement of individual performance objectives.

The Committee considered the information and advice provided by PM&P before making its own assessment and then recommended base salaries to the Board and established annual bonus targets for each of the NEOs.

Long-Term Incentive Awards. The objectives for the long-term incentive awards are to:

•	Align overall NEO compensation with long-term stockholder return by providing an equity component that directly aligns with stockholder value; and
•	Encourage retention.

Our equity component includes annual grants of restricted stock, of which 60% vests ratably over a three-year period only if key financial milestones towards the three-year objectives are achieved and the remaining 40% is time-based and vests over a four-year period.

Equity grants to our NEOs generally are made annually, concurrent with their individual performance reviews. The Committee considers equity awards together with the other elements of compensation in designing compensation packages that are competitive within our peer group. Because comparative data with respect to performance-based equity awards is limited, the Committee makes an independent assessment after consultation with PM&P (based on available data and the members’ extensive business experience) as to the number of shares to grant to each NEO.

Total Direct Compensation. The Committee targets Total Direct Compensation (the sum of all three core compensation components) for our NEOs to be between 65% and 75% of our peer group’s total direct compensation. The following table shows how our NEO’s compensation levels compare (on a percentile basis) to our peer group company information for Total Direct Compensation.

NEO	Total Direct Compensation
Peter E. Kalan	Near the 50th
Randy R. Wiese	Between the 50th and 75th
Joseph T. Ruble	Between the 50th and 75th
Bret C. Griess	Between the 50th and 75th

Other. NEOs are eligible for substantially the same benefits as our other employees, and also may participate in our nonqualified deferred compensation plans.  For more information, see Other Benefits and Employment Agreements on page 27.

CSG Systems International, Inc.       2015 Proxy Statement    23

2014 Compensation

2014 Annual Base Salaries

For 2014, the Committee recommended to the Board (and the Board approved) the following base salaries:

NEO	2014 Base Salary	2013 Base Salary	% Increase in Base Salary from 2013
Peter E. Kalan	$600,000	$600,000	0%
Randy R. Wiese	$391,400	$380,000	3%
Joseph T. Ruble	$360,500	$350,000	3%
Bret C. Griess	$414,750	$395,000	5%

The Board elected to leave our CEO’s base salary unchanged and increased the base salaries of our other NEOs in the aggregate by 4% to make their salaries more consistent with the corresponding median levels within our peer group.

2014 Annual Performance Bonuses

Annual performance bonuses are awarded under the terms of our Performance Bonus Plan. Each year, the Committee establishes Company objectives that apply to each NEO for the current year.

The annual performance bonus for each NEO is determined based on the following formula:

Base Salary. The starting point for each NEO’s bonus calculation is the NEO’s base salary.

NEO Target Bonus Percentage. The target bonus percentage may vary among the NEOs. After considering the competitive compensation information provided by

PM&P, the Committee decided to increase our CEO’s target bonus percentage from 150% to 200% of base salary.  The CEO’s maximum annual bonus opportunity is $1.2 million (which is 200% of his base salary).

The target bonus percentages for the other NEOs were not changed. The other NEO’s maximum annual bonus opportunity remains unchanged at 100% of their base salary. The Committee provides competitive target bonus opportunities for the NEOs and sets the annual performance goals at stretch levels.

The 2014 and 2013 target bonus percentages of base salary for each NEO are as follows:

NEO	2014 Target Bonus - % of Base Salary	2013 Target Bonus - % of Base Salary
Peter E. Kalan	200%	150%
Randy R. Wiese	100%	100%
Joseph T. Ruble	100%	100%
Bret C. Griess	100%	100%

Company Performance Percentage. The Company performance percentage, which is based on the Company’s performance against two pre-established financial performance measures, is the same for all of the NEOs. If the Company achieves the target levels of performance for both measures, the Company performance percentage achieved will be 100%.  If the Company misses the minimum threshold performance for either measure, the Company performance percentage will be zero (0%). The following table shows the Company’s performance with respect to the 2014 targets for revenue and Adjusted Operating Income:

(in millions)	2014 Results (1)	2014 Target (100% Payout)	2014 Minimum Threshold
Revenue (60% weighting)	$751	$772	$730
Adjusted Operating Income (40% weighting) (2)	$105	$111	$104
(1)

The 2014 results shown above are derived from the audited financial information included in the Company’s 2014 Form 10-K. These results and the determination of the bonus earned are certified by the Committee.

(2)

The definition of Adjusted Operating Income is determined at the beginning of the year when the financial target is established and is calculated by excluding from our operating income prepared in accordance with GAAP: (1) one or more unusual operating items that occur during the year that are not considered reflective of our recurring core business operating results; and (2) certain non-cash expense items, which may or may not exist in any given year. We believe this measure helps investors understand our cash generating capabilities over time. For 2014, the following items were excluded from operating income prepared in accordance with GAAP to determine Adjusted Operating Income:

•	restructuring and reorganization charges; and
•	amortization of acquired intangible assets.

24    CSG Systems International, Inc.       2015 Proxy Statement

Based on our actual 2014 performance for revenue and Adjusted Operating Income as compared to the targets, the Company performance percentage achieved was calculated at 44.4% and was certified by the Committee.

2014 NEO Individual Performance Percentage. The final component of the annual performance bonus is a determination by the Committee of each NEO’s achievement (up to 100%, which is also the maximum) of individual performance objectives. This evaluation is based upon the common and unique objectives described below. These non-financial objectives are important to our success and are designed to enhance stockholder value over the long term.

Common objectives. Common elements of NEO objectives include operational and functional responsibilities. Specifically, each NEO has multiple objectives associated with the stewardship of the NEO’s areas of responsibility. The particular objectives vary by NEO, but typically include achieving both near- and long-term business objectives and meeting budget expectations.

Unique objectives. The following are examples of categories of individual objectives unique to one or more of the NEOs based on area of responsibility within the Company:

•

Deliver on key development initiatives. As a technology company, we have a technology product road map requiring significant software development investments aimed at achieving specified feature and functional milestones.

•

Maintain client relationships. A significant portion of our revenue is derived from a small number of key clients, and a critical objective is to ensure that these relationships remain strong and, when applicable, that important contracts are renewed under terms satisfactory to both parties.

•

Contribute to growth initiatives. Implementation of our long-term strategic plan is a fundamental objective, including execution on our merger, acquisition, and partnership strategies, and when applicable, the successful integration of acquired assets.

•	Increase cost efficiency. Our NEOs are expected to identify and implement potential cost savings and process efficiencies in identified areas of the Company.
•

Staff development. Succession planning and development of key staff is an important Company-wide objective, including transitioning identified tasks and functions from outgoing personnel to new personnel, where applicable.

The Committee met in February 2015 to consider the 2014 performance of each NEO as compared to the individual’s performance goals. Mr. Kalan, our CEO, reviewed the 2014 performance of the other NEOs and presented information to the Committee for consideration. After evaluating each NEO’s performance, the Committee assigned each NEO an individual performance percentage of 100% for 2014.

The following table shows the calculation of the annual performance bonus earned by each NEO for 2014:

2014 Annual Bonus Results

	Base Salary	X	NEO Target Bonus Percentage	X	Company Performance Percentage Achieved	X	NEO Individual Performance Percentage Achieved	=	2014 Total Bonus Earned
Peter E. Kalan	$600,000		200%		44.4%		100%		$532,800
Randy R. Wiese	$391,400		100%		44.4%		100%		$173,782
Joseph T. Ruble	$360,500		100%		44.4%		100%		$160,062
Bret C. Griess	$414,750		100%		44.4%		100%		$184,149

2014 Discretionary Bonus Awards

During 2014, we expanded and extended our contract with Comcast, our largest customer, through July 2019.  This contract provides the framework for Comcast to consolidate 10 million residential customer accounts processed by a competitor onto our billing solution over the next few years.  In February 2015 the Board approved the one-time discretionary cash bonuses set forth in the 2014 Summary Compensation Table on page 29.  The purpose of the bonuses is to reward the executives for their contributions in connection with this contract.

2014 Long-Term Incentive Awards

The Committee historically has made restricted stock awards to our NEOs in two forms: performance-based awards that vest over a three-year period if specified performance-based criteria are met, and time-based awards that vest in equal increments on the anniversary of the

CSG Systems International, Inc.       2015 Proxy Statement    25

grant date over a four-year period.  In determining the number of shares of restricted stock to be granted and the balance between performance-based and time-based shares, the Committee considered market data and advice from PM&P.  See the 2014 Grants of Plan-Based Awards table on page 30 for additional information on 2014 grants.

The table below summarizes key terms of the NEOs long-term incentive awards, as well as the Company's performance compared to the financial targets, for those tranches eligible to vest for 2014 related to awards granted in 2014, 2013, and 2012.

Overview of Long-Term Incentive Awards

(in millions, except percentages and per share amounts)

Performance-Based Awards
Plan Year	2014 - First Tranche		2013 - Second Tranche		2012 - Third Tranche
Award Form	Restricted Stock		Restricted Stock		Restricted Stock
Percentage of Total Award Granted	60%		60%		50%
Vesting	3-Year Period / Ratable (1)		3-Year Period / Ratable (1)		3-Year Period / Ratable (2)

Performance Measures	Revenue	Adjusted Net Income (3)	Revenue	Adjusted EPS (4)	Stock Price (5)	Adjusted EPS (4)
2014 Actual (7)	$751	$80	$751	$2.36	$30.05	$2.36
Target	$772	$84	$820	$2.70	$21.30	$2.90
Minimum Threshold	$761	$83	$808	$2.66	N/A (6)	N/A (6)

Time-Based Awards
Plan Year	2014		2013		2012
Award Form	Restricted Stock		Restricted Stock		Restricted Stock
Percentage of Total Award Granted	40%		40%		50%
Vesting	4-Year Period / Ratable		4-Year Period / Ratable		4-Year Period / Ratable
(1)

Vesting for 2013 and 2014 grants is contingent upon the achievement of both of the predetermined minimum performance thresholds.  If the minimum performance thresholds are achieved, vesting can range from 50% to 100% of the vesting potential for each of the three years.  Future performance measure thresholds reflect a meaningful growth rate over the previous year’s measures.

If the NEOs do not earn 100% vesting based on achievement of the performance measures for a particular year, but the Company’s stock price exceeds the stock price measure for the first 30 trading days after the Company announces financial results in the third and final year of the award, then any unvested shares from prior years will vest in addition to the shares scheduled to vest in the current year.  Stock price measure targets for the third year of the 2014 and 2013 awards are $35.40 and $26.03, respectively. For example, if the 2014 performance targets were missed for the 2013 awards, the unvested shares still can vest up to the 100% level if the Company’s 2015 stock price measure is met.  The stock price measure target reflects a meaningful three-year 10% Compound Annual Growth Rate (“CAGR”) over the Company’s common stock price from the date when the performance shares were originally granted.

(2)

Vesting for the 2012 grants is contingent upon the attainment of at least one of the two specified performance measures.  If the Company did not attain either of the performance target thresholds for a particular year but attained one of the two performance target thresholds in a subsequent year, then the unvested shares for the earlier year could vest in the later year.

(3)

For this purpose, we calculate Adjusted Net Income beginning with pre-tax income from continuing operations in accordance with GAAP.  Then we add back to this amount the following items, as applicable: (1) depreciation expense; (2) amortization of intangible assets; (3) amortization of original issue discount on debt; (4) acquisition-related costs (e.g., in-process R&D costs, deal-related costs, change in fair value of contingent considerations (such as an earn-out), etc.); (5) impairment or write-off of intangible assets; (6) restructuring and reorganization charges; (7) the difference between the book gain and the cash/economic gain on retirement of debt; and (8) extraordinary gain or loss on the issuance or retirement of debt obligations. Then we apply an estimated effective income tax rate.

(4)	We divide the Adjusted Net Income as described above in Footnote 3 by the weighted average of diluted shares outstanding for the period to arrive at our Adjusted EPS measure.
(5)

The stock price measure for the 2012 grants represents the average closing market price of our common stock over the first 20 trading days after we publicly report our annual financial results.  This is the final tranche vesting that uses the first 20 trading days after we publicly report our annual financial results methodology and does not apply to awards granted in subsequent years.

(6)	There were no minimum thresholds established for grants made in 2012 under the long-term incentive plan for performance-based awards.
(7)

The 2014 actual amounts are derived from the audited financial information of the Company as provided in our 2014 Form 10-K. These results and the determination of the earned vesting level are certified by the Committee.

26    CSG Systems International, Inc.       2015 Proxy Statement

2014 Performance Compensation Results. Based upon our 2014 financial results as certified by the Committee:

•

The Company did not attain the minimum performance thresholds for the first tranche and second tranche of the 2014 and 2013 performance-based awards, respectively. Therefore, the NEOs have not vested in these awards at this time.  As noted above, 100% vesting in these tranches can only occur if the Company's stock price measure threshold is met in the third year of each award.

•

Although the Adjusted EPS target was not achieved, the Company attained the 2014 stock price measure established for the 2012 awards. Therefore, the NEOs fully vested in the third tranche of the 2012 performance-based restricted stock awards.

Accrued Dividends on Unvested Shares

Our restricted stock award agreements provide for the accrual of dividends for unvested shares of restricted stock.  The accrued dividends are subject to the same vesting schedule as the underlying shares and are forfeited if the underlying shares are forfeited.  The Company has paid a quarterly cash dividend since June 2013.

Other Benefits and Employment Agreements

The Committee does not believe that perquisites and other benefits should play a major role in the overall compensation program of our NEOs. We offer our NEOs the opportunity to defer a portion of their annual base salary and annual performance bonus through a 401(k) plan that is generally available Company-wide, and through a more restricted (i.e., participation is limited to vice presidents and above) non-qualified deferred compensation program. Both of these plans include Company matching contributions. The Committee views these deferral programs as individual retirement planning options and not as long-term compensation. The amount of our contributions for each NEO is reported in a footnote to the 2014 Summary Compensation Table on page 29.

Our executive officers also have employment agreements with the Company. See Employment Agreements beginning on page 34 for additional information.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code limits to $1 million the amount of compensation we can deduct in any one year for compensation paid to our CEO and each of the three most highly-compensated executive officers employed at the end of the year (other than our CFO).  However, the $1 million limit generally does not apply to compensation that is performance-based and provided under a stockholder-approved plan. While the Committee considers the deductibility of compensation as one factor in determining executive compensation, the Committee also looks at other factors in making its decisions and retains the flexibility to grant discretionary awards that it determines to be consistent with the Company’s goals for our executive compensation program even if the awards are not deductible by the Company for tax purposes.

CSG Systems International, Inc.       2015 Proxy Statement    27

REPORT OF THE COMPENSATION COMMITTEE

The following Compensation Committee Report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A, other than as provided below, or to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filings incorporating this Proxy Statement by reference, except to the extent the Company specifically requests that such information be incorporated by reference or treated as soliciting material.

We have reviewed and discussed with management of the Company the Compensation Discussion and Analysis which appears in this Proxy Statement and is required by Item 402(b) of SEC Regulation S-K.

Based upon such review and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee of the Board of Directors:

Frank V. Sica, Chairman

Ronald H. Cooper

John L. M. Hughes

Donald V. Smith

James A. Unruh

28    CSG Systems International, Inc.       2015 Proxy Statement

EXECUTIVE COMPENSATION TABLES

2014 Summary Compensation Table

The following table contains compensation information about our CEO, CFO, and two other executive officers. All dollar values have been rounded to the nearest dollar.

Name and Principal Position (1)	Year	Base Salary	Bonus(2)	Stock Awards (3)	Non-Equity Incentive Plan Compensation (4)	All Other Compensation (5)	Total
Peter E. Kalan	2014	$600,000	100,000	2,000,533	532,800	204,052	$3,437,385
President and CEO	2013	600,000		2,006,132	720,900	126,140	3,453,172
	2012	530,400		1,742,500	1,008,821	18,388	3,300,109
Randy R. Wiese	2014	$391,400	100,000	1,000,000	173,782	113,303	$1,778,485
Executive Vice President and	2013	380,000		952,924	321,290	72,624	1,726,838
CFO	2012	367,200		820,000	465,610	17,518	1,670,328
Joseph T. Ruble	2014	$360,500	65,000	799,995	160,062	98,624	$1,484,181
Executive Vice President,	2013	350,000		802,449	311,500	65,722	1,529,671
General Counsel, Corporate Secretary	2012	316,200		697,000	400,942	16,212	1,430,354
and Chief Administrative Officer
Bret C. Griess	2014	$414,750	100,000	1,200,006	184,149	129,384	$2,028,289
Executive Vice President and	2013	395,000		1,103,380	333,973	84,758	1,917,111
Chief Operating Officer	2012	372,300		973,766	472,076	17,627	1,835,769

(1)

As of December 31, 2014, each of the executive officers named in this table has a written employment agreement with the Company. The material terms of each employment agreement are summarized in the Employment Agreements on page 34.

(2)	Bonuses awarded in recognition of the expanded and extended Comcast contract. For additional information, see 2014 Discretionary Bonus Awards on page 25.
(3)

This column reflects the aggregate grant date fair value of stock awards granted during the year computed in accordance with GAAP. The actual amount realized by the individual may differ. The assumptions used in determining the amounts are set forth in Note 11 of our 2014 Form 10-K. The aggregate grant date fair value is calculated using the closing price of our common stock on the date of grant and excludes the impact of estimated forfeitures. The grant date fair value of performance-based stock awards included in this amount is the maximum amount that can be earned under the award. See 2014 Grants of Plan-Based Awards on page 30 for details.

(4)

This column reflects annual performance bonus amounts earned by our executives for services performed during 2014, 2013, and 2012. Such amounts are paid during the first quarter following each year. For 2014, details of the “Non-Equity Incentive Plan Compensation” column are as follows:

	Peter E. Kalan	Randy R. Wiese	Joseph T. Ruble	Bret C. Griess
2014
Base salary at December 31, 2014	$600,000	$391,400	$360,500	$414,750
x 2014 target bonus percentage	200.0%	100.0%	100.0%	100.0%
	1,200,000	391,400	360,500	414,750
x 2014 company performance percentage	44.4%	44.4%	44.4%	44.4%
	532,800	173,782	160,062	184,149
x 2014 Individual performance percentage	100.0%	100.0%	100.0%	100.0%
Totals	$532,800	$173,782	$160,062	$184,149

(5)	This column reflects 2014, 2013 and 2012 compensation that is not reported in any other column of this table. For 2014, details of the “All Other Compensation” column are as follows:

Compensation Item	Peter E. Kalan	Randy R. Wiese	Joseph T. Ruble	Bret C. Griess
2014
Company 401(k) retirement plan contributions	$16,900	$16,900	$16,900	$16,900
Accrued dividends (a)	184,894	88,730	74,086	104,209
Company Non-Qualified Deferred Compensation contributions (b)	—	6,250	6,250	6,510
Financial planning benefits	2,000	1,165	1,250	1,675
Other perquisites	258	258	138	90
Totals	$204,052	$113,303	$98,624	$129,384

CSG Systems International, Inc.       2015 Proxy Statement    29

(a)	Represents the amount of accrued dividends on shares of unvested restricted stock where dividends were not factored into the grant date fair value.
(b)

Mr. Griess contributed both annual bonus and salary into the non-qualified plan. His 2013 bonus deferral is credited in the 2014 calendar year along with his 2014 salary deferral.  This results in a higher Company contribution for Mr. Griess than the Company contribution for the other NEOs for 2014.

2014 Grants of Plan-Based Awards

The following table contains information about grants of non-equity and equity incentive plan-based awards by the Company during 2014 to the executives named in the 2014 Summary Compensation Table. These amounts are not realized income. All dollar values have been rounded to the nearest dollar.

		Estimated Possible Payouts under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards	Grant Date
Name	Grant Date	Threshold	Target	Maximum	Measure	Target (shares)	Maximum (shares)	Number of Shares of Stock (3)	Fair Value of Stock Awards (4)
Peter E. Kalan		$96,000	$1,200,000	$1,200,000
	February 19, 2014				Revenue or Adjusted Net income	45,133	45,133		$1,200,538
	February 19, 2014							30,075	$799,995
Randy R. Wiese		$31,312	$391,400	$688,864
	February 19, 2014				Revenue or Adjusted Net Income	22,556	22,556		$599,989
	February 19, 2014							15,038	$400,011
Joseph T. Ruble		$28,840	$360,500	$634,480
	February 19, 2014				Revenue or Adjusted Net Income	18,045	18,045		$479,997
	February 19, 2014							12,030	$319,998
Bret C. Griess		$33,180	$414,750	$729,960
	February 19, 2014				Revenue or Adjusted Net Income	27,068	27,068		$720,009
	February 19, 2014							18,045	$479,997

(1)

The actual amounts earned for 2014 are reported in the 2014 Summary Compensation Table on page 29 in the column titled “Non-Equity Incentive Plan Compensation.” The award amounts above assume the executive officers achieve 100% of their personal performance objectives (see Footnote (4) to the 2014 Summary Compensation Table on page 29).  These awards were granted under the Company’s Performance Bonus Program plan.

(2)

All restricted stock awards considered “equity incentive plan awards” are performance-based awards granted under the Company’s 2005 Stock Incentive Plan. To vest in awards, the executives must attain objective performance goals. The performance-based restricted stock awards granted in 2014 vest, if at all, in approximately three equal installments commencing on the first anniversary of the grant date, subject to continuous service. The objective performance goals are based upon: (1) a specified revenue target; and (2) a specified Adjusted Net Income target. Any amounts that do not vest based on the achievement of the annual revenue and Adjusted Net Income targets still can vest if the Company achieves a specific stock price target at the end of the three-year vesting period.

(3)

All restricted stock awards considered “all other stock awards” are non-performance-based awards granted under the Company’s 2005 Stock Incentive Plan. These restricted stock awards vest in four equal annual installments commencing on the first anniversary of the grant date, subject to continuous service.

(4)	This amount reflects the aggregate grant date fair value for both performance-based and non-performance-based restricted stock awards granted in 2014.

30    CSG Systems International, Inc.       2015 Proxy Statement

Outstanding Equity Awards at December 31, 2014

The following table contains information about all unvested restricted stock held at December 31, 2014, by the executives named in the 2014 Summary Compensation Table on page 29. All dollar values have been rounded to the nearest dollar.

	Restricted Stock Awards
NEO	Number of Non-Performance-Based Shares Unvested (2)	Market Value of Shares of Stock Unvested (1)	Equity Incentive Plan Awards: Number of Performance-Based Unearned Shares Unvested (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares Unvested (1)
Peter E. Kalan	98,032	$2,457,662	105,919	$2,655,389
Randy R. Wiese	47,154	$1,182,151	51,352	$1,287,395
Joseph T. Ruble	39,338	$986,204	42,359	$1,061,940
Bret C. Griess	55,437	$1,389,806	60,656	$1,520,646

(1)

These columns reflect the market value of restricted stock awards that have not vested as of December 31, 2014. The market value was computed by multiplying the number of shares of restricted stock that have not vested as of December 31, 2014, by the closing price of the Company’s common stock on that date of $25.07.

(2)

Detailed information relating to the non-performance-based unvested restricted stock awards (i.e., time-based awards) as of December 31, 2014, all of which were granted under the Company’s 2005 Stock Incentive Plan, is as follows:

NEO	Grant Date	Unvested Shares	Vesting Dates	Shares Vesting
Peter E. Kalan	March 1, 2011	10,625	March 1, 2015	10,625
	February 23, 2012	26,563	February 23, 2015	13,281
			February 23, 2016	13,282
	February 27, 2013	30,769	February 27, 2015	10,256
			February 27, 2016	10,256
			February 27, 2017	10,257
	February 19, 2014	30,075	February 19, 2015	7,518
			February 19, 2016	7,519
			February 19, 2017	7,519
			February 19, 2018	7,519
Total		98,032
Randy R. Wiese	March 1, 2011	5,000	March 1, 2015	5,000
	February 23, 2012	12,500	February 23, 2015	6,250
			February 23, 2016	6,250
	February 27, 2013	14,616	February 27, 2015	4,872
			February 27, 2016	4,872
			February 27, 2017	4,872
	February 19, 2014	15,038	February 19, 2015	3,759
			February 19, 2016	3,760
			February 19, 2017	3,759
			February 19, 2018	3,760
Total		47,154

CSG Systems International, Inc.       2015 Proxy Statement    31

Joseph T. Ruble	March 1, 2011	4,375	March 1, 2015	4,375
	February 23, 2012	10,625	February 23, 2015	5,312
			February 23, 2016	5,313
	February 27, 2013	12,308	February 27, 2015	4,103
			February 27, 2016	4,102
			February 27, 2017	4,103
	February 19, 2014	12,030	February 19, 2015	3,007
			February 19, 2016	3,008
			February 19, 2017	3,007
			February 19, 2018	3,008
Total		39,338
Bret C. Griess	March 1, 2011	5,625	March 1, 2015	5,625
	February 23, 2012	14,844	February 23, 2015	7,422
			February 23, 2016	7,422
	February 27, 2013	16,923	February 27, 2015	5,641
			February 27, 2016	5,641
			February 27, 2017	5,641
	February 19, 2014	18,045	February 19, 2015	4,511
			February 19, 2016	4,511
			February 19, 2017	4,511
			February 19, 2018	4,512
Total		55,437

(3)

All performance-based restricted stock awards were granted under the Company’s 2005 Stock Incentive Plan. The restricted stock awards will vest only if certain pre-set performance goals for a particular year are met and the Committee certifies that such goals have been met. Detailed information relating to the performance-based unvested restricted stock awards as of December 31, 2014, is as follows:

Peter E. Kalan	February 23, 2012	17,709	March 1, 2015	17,709
	February 27, 2013	43,077	March 1, 2015	20,513
			March 1, 2016	22,564
	February 19, 2014	45,133	March 1, 2015	15,044
			March 1, 2016	15,044
			March 1, 2017	15,045
Total		105,919
Randy R. Wiese	February 23, 2012	8,334	March 1, 2015	8,334
	February 27, 2013	20,462	March 1, 2015	9,744
			March 1, 2016	10,718
	February 19, 2014	22,556	March 1, 2015	7,518
			March 1, 2016	7,519
			March 1, 2017	7,519
Total		51,352
Joseph T. Ruble	February 23, 2012	7,084	March 1, 2015	7,084
	February 27, 2013	17,230	March 1, 2015	8,205
			March 1, 2016	9,025
	February 19, 2014	18,045	March 1, 2015	6,015
			March 1, 2016	6,015
			March 1, 2017	6,015
Total		42,359
Bret C. Griess	February 23, 2012	9,896	March 1, 2015	9,896
	February 27, 2013	23,692	March 1, 2015	11,282
			March 1, 2016	12,410
	February 19, 2014	27,068	March 1, 2015	9,022
			March 1, 2016	9,023
			March 1, 2017	9,023
Total		60,656

32    CSG Systems International, Inc.       2015 Proxy Statement

2014 Stock Vested

The following table contains information concerning shares of restricted stock that vested for the executives named in the 2014 Summary Compensation Table on page 29 during 2014. All dollar values have been rounded to the nearest dollar.

	Restricted Stock Awards
NEO	Number of Shares Acquired on Vesting (1)	Value Realized on Vesting (2)
Peter E. Kalan	93,873	$2,614,404
Randy R. Wiese	43,890	$1,222,710
Joseph T. Ruble	37,842	$1,053,943
Bret C. Griess	49,988	$1,393,262

(1) This column includes both time-based and performance-based shares of restricted stock that vested in 2014.

(2) This column reflects the total dollar value realized by the NEO upon the vesting of restricted stock in 2014. This amount was determined based on the closing market price of the Company’s common stock on the vesting dates.

2014 Non-Qualified Deferred Compensation

The following table contains information about contributions, earnings, withdrawals, and account balances for the executives named in the 2014 Summary Compensation Table related to the Company’s Wealth Accumulation Plan. All amounts have been rounded to the nearest dollar.

The Wealth Plan is an elective, unfunded deferred compensation plan intended to build net worth through the deferral of cash compensation. Participation in the Wealth Plan is limited to vice presidents and above, including the NEO’s.  Each participant must elect, by December 15 of the preceding year, to defer: (1) up to 25% of the participant’s base salary; and (2) up to 100% of the participant’s cash bonus, not to exceed an aggregate deferral of $700,000 for any one year.

Payment elections for the deferral year also must be made by December 15 of the preceding year.  Participants can elect to receive payment either as an in-service distribution or upon termination of employment. In either event, payment can be made as a lump sum or in monthly installments for up to 180 months. The Company makes a matching contribution equal to 25% of the deferral, up to a maximum of $6,250 per participant for any one plan year. Participants direct all investments under this plan. Changes to the investment selection can be made at any time. Participants are always vested in their own salary deferrals and vest 100% in Company matching contributions after three years of service. All of the NEOs are fully vested in their Wealth Plan account balances.

NEO	Aggregate Balance at December 31, 2013	Executive Contributions in 2014 (1)	Company Matching Contributions in 2014 (2)	Aggregate Earnings in 2014	Aggregate Withdrawals/ Distributions in 2014	Aggregate Balance at December 31, 2014 (3)
Peter E. Kalan	$872,937	$—	$—	$45,948	$—	$918,885
Randy R. Wiese	$370,192	$32,129	$6,250	$40,515	$—	$449,086
Joseph T. Ruble	$550,200	$77,875	$6,250	$41,342	$—	$675,667
Bret C. Griess	$1,168,311	$37,461	$6,510	$54,283	$(43,507)	$1,223,058

(1)	These amounts are included in the “Base Salary” or “Non-Equity Incentive Plan Compensation” columns in the 2014 Summary Compensation Table on page 29.
(2)	These amounts were reported as “All Other Compensation” in the 2014 Summary Compensation Table on page 29 and as “Company Non-Qualified Deferred Compensation contributions” on page 29.
(3)

The aggregate balance includes the following executive and Company contribution amounts reported in the summary compensation tables in prior year proxy statements: Mr. Kalan $336,924, Mr. Wiese $332,329, Mr. Ruble $371,391, and Mr. Griess $241,974.

CSG Systems International, Inc.       2015 Proxy Statement    33

Employment Agreements

The Company has entered into employment agreements with each of the NEOs, and each such agreement has been amended and restated at least once. For purposes of this section, the employment agreements for the four NEOs, as amended and restated, are collectively referred to as the “employment agreements.”

Basic Terms

Mr. Kalan’s restated employment agreement, dated May 29, 2008, provides for a base salary at an annual rate that is not less than his base salary in effect on December 31 of the immediately preceding calendar year, an annual incentive bonus target of at least 50% of his base salary, paid vacations and holidays, and coverage under various group insurance plans. Mr. Kalan’s 2014 annual base salary was $600,000, and his 2014 incentive bonus target was 200% of his base salary.

Mr. Wiese’s restated employment agreement, dated May 29, 2008, provides for a base salary at an annual rate that is not less than his base salary in effect on December 31 of the immediately preceding calendar year, an annual incentive bonus target of at least 65% of his base salary, paid vacations and holidays, and coverage under various group insurance plans. Mr. Wiese’s 2014 annual base salary was $391,400, and his 2014 incentive bonus target was 100% of his base salary.

Mr. Ruble’s restated employment agreement, dated May 29, 2008, provides for a base salary at an annual rate that is not less than his base salary in effect on December 31 of the immediately preceding calendar year, an annual incentive bonus target of at least 40% of his base salary, paid vacations and holidays, and coverage under various group insurance plans. Mr. Ruble’s 2014 annual base salary was $360,500, and his 2014 incentive bonus target was 100% of his base salary.

Mr. Griess’ employment agreement, dated February 19, 2009, provides for a base salary at an annual rate that is not less than his base salary in effect on December 31 of the immediately preceding calendar year, an annual incentive bonus target of at least 65% of his base salary, paid vacations and holidays, and coverage under various group insurance plans. Mr. Griess’ 2014 annual base salary was $414,750, and his 2014 incentive bonus target was 100% of his base salary.

Termination for Death, Disability, Cause, or Voluntary Resignation

Each of the employment agreements will terminate upon the applicable executive’s death, and the Company may terminate the employment of the executive in the event of his disability for a continuous period of more than six months. The Company also may terminate the employment of the executive for “cause,” the definition of which is summarized below.

If employment is terminated due to death or disability, the executive (or his estate) would be entitled to receive his base salary through the employment termination date; any other amounts or benefits earned, accrued or owed to him but not paid as of the employment termination date; and a pro rata portion of his annual incentive bonus for the year in which his employment terminates.

If employment is terminated for cause, the executive is entitled to receive his base salary through the employment termination date, but will not receive any portion of his incentive bonus for the year in which his employment terminates or any other amounts or benefits earned, accrued, or owed to him.

If the executive voluntarily resigns, then he is entitled to receive only his base salary through the employment termination date and any other amounts or benefits earned, accrued, or owed to him but not paid as of the employment termination date. If the executive voluntarily resigns effective December 31 of any year, he also is entitled to receive his incentive bonus for that year.

Termination Without Cause or Due to Constructive Termination—Severance

If the Company terminates the employment of the executive without cause prior to a change of control of the Company, then the Company must pay the following amounts:

•

for two years after the termination in the case of Mr. Kalan and one year after the termination in the cases of Messrs. Wiese, Ruble, and Griess, the executive’s base salary, less compensation received from another employer, if any;

•	any other amounts or benefits earned, accrued, or owed to the executive but not paid as of the employment termination date; and
•

an additional amount equal to a specified percentage of the executive’s base salary (160% in the case of Mr. Kalan and 115% in the cases of Messrs. Wiese, Ruble, and Griess). One-half of this amount is payable within 30 days of the termination and the other half is payable one year after the termination.

34    CSG Systems International, Inc.       2015 Proxy Statement

If the Company terminates the employment of the executive without cause after a change of control of the Company, then the Company must pay the following amounts:

•	two times the executive’s base salary, to be paid in a lump sum within 30 days after the termination and without regard to other employment;
•	any other amounts or benefits earned, accrued, or owed to the executive but not paid as of the employment termination date; and
•

an additional amount equal to a specified percentage of the executive’s base salary (210% in the case of Mr. Kalan and 165% in the cases of Messrs. Wiese, Ruble, and Griess), all payable in a lump sum within 30 days after the termination.

See Potential Payments Upon Termination of Employment on page 36 for additional information regarding potential severance.

The employment agreements contain provisions relating to a constructive termination, which means a material change in the executive’s duties and responsibilities or assignment to the executive of materially inappropriate duties and responsibilities, in either case without the executive’s written consent. These provisions require that the employee give notice to the Company of a claimed constructive termination, and the Company then has an opportunity to take appropriate actions to remove the basis for such claim. If a constructive termination occurs, then the executive is entitled to the same compensation as if the Company had terminated his employment without cause (either before or after a change of control of the Company, as the case may be).

Termination Without Cause or Due to Constructive Termination—Benefits

If the Company terminates the executive’s employment because of disability, then the executive is entitled to continue participating in the Company’s group medical, dental, life, and long-term disability insurance plans (“Group Plans”) to the extent permitted by the Group Plans or applicable governmental regulations until the first to occur of the cessation of such disability or the executive’s death, attainment of age 65, or receipt of substantially equivalent benefits from another employer.

If the Company terminates the executive’s employment without cause prior to a change of control, then the executive is entitled to continue participating in the Group Plans for one year after the effective date of such termination (or two years, in the case of Mr. Kalan) to the extent permitted by the Group Plans or applicable governmental regulations, or until the executive receives substantially equivalent benefits from another employer, whichever occurs first.

If the Company terminates the executive’s employment without cause after a change of control, then the executive is entitled to continue participating in the Group Plans for two years to the extent permitted by the Group Plans or applicable governmental regulations, or until the executive receives substantially equivalent benefits from another employer, whichever occurs first.

In the case of a constructive termination, the executive’s continued participation in the Group Plans is on the same basis as if the Company had terminated the executive’s employment without cause (either before or after a change of control of the Company, as the case may be).

Definitions

Cause. The employment agreement with Mr. Wiese defines “cause” as: (1) the executive’s confession or conviction of theft, fraud, embezzlement, or other crime involving dishonesty; (2) the executive’s certification of materially inaccurate financial or other information pertaining to the Company or any of its subsidiaries with actual knowledge of such inaccuracies; (3) the executive’s refusal or willful failure to cooperate with an investigation by a governmental agency pertaining to the financial or other business affairs of the Company or any of its subsidiaries unless such refusal or willful failure is based upon a written direction of the Board or the written advice of counsel; (4) the executive’s excessive absenteeism (other than by reason of physical injury, disease or mental illness) without a reasonable justification and failure on the part of the executive to cure such absenteeism within 20 days after he receives a written notice from the Board or the CEO of the Company setting forth the particulars of such absenteeism; (5) material violation by the executive of his nondisclosure obligations under the employment agreement; (6) habitual and material negligence by the executive in the performance of his duties and responsibilities under the employment agreement and failure on the part of the executive to cure such negligence within 20 days after he receives a written notice from the Board or the CEO of the Company setting forth in reasonable detail the particulars of such negligence; (7) material non-compliance by the executive with his performance obligations under the employment agreement and failure to correct such non-compliance within 20 days after his receipt of a written notice from the Board or the CEO of the Company setting forth in reasonable detail the particulars of such non-compliance;

CSG Systems International, Inc.       2015 Proxy Statement    35

(8) material failure by the executive to comply with a lawful directive of the Board or the CEO of the Company and failure to cure such non-compliance within 20 days after his receipt of a written notice from the Board or the CEO of the Company setting forth in reasonable detail the particulars of such non-compliance; (9) a material breach by the executive of any of his fiduciary duties to the Company or its subsidiaries and, if such breach is curable, the executive’s failure to cure such breach within 20 days after he receives a written notice from the Board or the CEO of the Company setting forth in reasonable detail the particulars of such breach; or (10) willful misconduct or fraud on the part of the executive in the performance of the executive’s duties under the employment agreement as determined in good faith by the Board.

The definition of “cause” in the employment agreements with Messrs. Kalan, Ruble and Griess is substantially the same, but does not include provisions comparable to clauses (2) and (3) in Mr. Wiese’s employment agreement. For purposes of the unvested restricted stock discussed below, the definition of “cause” is the same as the definition in Mr. Wiese’s employment agreement.

In no event will the results of operations of the Company or any business judgment made in good faith by the executive constitute an independent basis for termination for cause of the executive’s employment under the employment agreement. Any termination of the executive’s employment for cause must be authorized by a majority vote of the Board taken within six months (in the case of Mr. Wiese) or nine months (in the cases of Messrs. Kalan, Ruble and Griess) after a majority of the members of the Board (other than the executive) have actual knowledge of the occurrence of the event or conduct constituting the cause for such termination.

Change of Control. For purposes of the employment agreements and the unvested restricted stock discussed below, a “change of control” of the Company generally includes: (1) the merger or consolidation of the Company into another corporation; (2) the acquisition of 30% or more of the outstanding common stock of the Company by any person, entity, or group of persons; (3) a “going private” transaction involving the Company; (4) the sale or other disposition of all or substantially all of the Company’s property and assets; (5) the disposition to a third party of a major portion or portions of the Company’s business (measured either by the consideration received as a percentage of the market value of the common stock or by the revenues of the Company represented by the business being sold); and (6) a change in a majority of the members of the Board without approval of 75% of the incumbent directors. The foregoing is merely a summary of the more detailed definitions of “change of control” that appear in the applicable employment agreements.

Potential Payments Upon Termination of Employment

Termination for Death, Disability, or

Voluntary Resignation

Assuming that the executive’s death, the termination of the executive’s employment by reason of his disability, or the executive’s voluntary resignation occurred on December 31, 2014, the executive would be entitled to receive his base salary through the termination date; any other amounts or benefits earned, accrued or owed to him but not paid as of the employment termination date; and his incentive bonus for 2014. In addition, if the executive’s employment is terminated by reason of his disability, the executive would be entitled to continued coverage under the Group Plans until the first to occur of the cessation of such disability or the executive’s death, attainment of age 65, or receipt of substantially equivalent benefits from another employer. The monthly premiums at December 31, 2014, for the Group Plans were approximately $1,670 for Mr. Kalan (age 55), $1,696 for Mr. Wiese (age 55), $1,691 for Mr. Ruble (age 54), and $1,481 for Mr. Griess (age 46).

Termination for Cause

Assuming that the termination of the executive’s employment for cause occurred on December 31, 2014, the executive would be entitled to receive only his base salary through the termination date and any other amounts or benefits earned, accrued, or owed to him but not paid as of the employment termination date.

Termination Without Cause Prior to a Change of Control

Assuming that the Company terminated the executive’s employment on December 31, 2014, without cause (including a constructive termination) prior to a change of control, the executive would be entitled to receive his base salary through the termination date; any other amounts or benefits earned, accrued, or owed to him but not paid as of the employment termination date; and his incentive bonus for 2014. The following table shows the payments and

36    CSG Systems International, Inc.       2015 Proxy Statement

benefits the executives would be entitled to receive under

these circumstances:

Payment or Benefit	Peter E. Kalan	Randy R. Wiese	Joseph T. Ruble	Bret C. Griess	Totals
Base salary(1)	$1,200,000	$391,400	$360,500	$414,750	$2,366,650
Additional amount of base salary(2)	960,000	450,110	414,575	476,963	2,301,648
Group medical, dental, life and long-term disability benefits(3)	40,056	20,357	20,286	17,772	98,471
Totals	$2,200,056	$861,867	$795,361	$909,485	$4,766,769

(1)

Base salary amounts (two years for Mr. Kalan and one year for the other executive officers) would be reduced by any compensation received from another employer and are payable ratably over the 24 months following the termination of employment for Mr. Kalan and over the 12 months following termination of employment for the other executive officers.

(2)

Fifty percent (50%) of this amount would be paid no later than 30 days after the effective date of termination of employment, and the other 50%, without interest, one year after the effective date of termination of employment.

(3)

Amount based upon monthly premiums being paid as of December 31, 2014, payable for 24 months following termination of employment for Mr. Kalan and for 12 months following termination of employment for the other executive officers. Benefits will cease if the executive receives substantially equivalent benefits from another employer.

Termination Without Cause After a Change of Control

Assuming that the Company terminated the executive’s employment on December 31, 2014, without cause (including a constructive termination) after a change of control of the Company (as “cause” and “change of control” are defined above), the executive would be entitled to receive his base salary through the termination date; any other amounts or benefits earned, accrued, or owed to him but not paid as of the employment termination date; his incentive bonus for 2014; and vesting of all unvested shares of restricted stock held on December 31. The following table shows the payments and benefits the executive would be entitled to receive under these circumstances, which include the value of unvested shares of restricted stock in the following amounts: Mr. Kalan (203,951 shares), Mr. Wiese (98,506 shares), Mr. Ruble (81,697 shares), and Mr. Griess (116,093 shares):

Payment or Benefit	Peter E. Kalan	Randy R. Wiese	Joseph T. Ruble	Bret C. Griess	Totals
Base salary(1)	$1,200,000	$782,800	$721,000	$829,500	$3,533,300
Additional amount of base salary(1)	1,260,000	645,810	594,825	684,338	3,184,973
Group medical, dental, life and long-term disability benefits(2)	40,056	40,714	40,572	35,544	156,886
Acceleration of vesting of restricted stock awards(3)	5,113,052	2,469,546	2,048,144	2,910,452	12,541,193
Totals	$7,613,108	$3,938,870	$3,404,541	$4,459,833	$19,416,353

(1)	Amount would be paid in a lump sum within 30 days after the termination of employment without regard to other employment.
(2)

Amount represents premiums for 24 months, based upon monthly premiums being paid as of December 31, 2014. Benefits will cease if the executive receives substantially equivalent benefits from another employer.

(3)

Amount represents the number of shares of unvested restricted stock that would vest upon the termination of employment after a change of control, multiplied by the closing market price of the Company’s common stock on December 31, 2014, of $25.07.

If any of the payments required to be made to Messrs. Kalan, Wiese, Ruble, or Griess upon a termination of employment without cause (including a constructive termination) prior to or after a change of control of the Company could constitute “excess parachute payments” under Section 280G (the golden parachute provision) of the Internal Revenue Code of 1986 and the executive becomes liable for any excise tax on such payments (and any interest or penalties on such excise tax), then the Company must pay to the executive: (1) the amount of such excise tax, interest and penalties (the initial “gross-up payment”); and (2) a series of additional amounts equal to the income, excise and other taxes for which the executive would become liable as a result of the initial gross-up payment and each such additional gross-up payment. The Company has similar obligations to the executives in the case of accelerated vesting of restricted shares of common stock as a result of a termination of employment without cause (including a constructive termination) after a change of control. The Company believes that payments in the amounts set forth in the immediately preceding table would not constitute excess parachute payments.

Each employment agreement contains provisions: (1) restricting the disclosure by the executive of confidential information of the Company during the term of the agreement and thereafter; (2) restricting the executive from soliciting employees of the Company for employment with another employer for a period of one year after the termination of the executive’s employment with the Company; and (3) restricting the executive from engaging in various activities directly or indirectly involving competition with the Company for a

CSG Systems International, Inc.       2015 Proxy Statement    37

period of one year after the termination of the executive’s employment with the Company. Each agreement authorizes the Company to seek injunctive relief to prevent a violation or potential violation of the restrictive provisions described in this paragraph, and the Company also can exercise any other rights and remedies that might be available in the particular circumstances.

Equity Compensation Plan Information

The following table summarizes certain information about our equity compensation plans as of December 31, 2014:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by stockholders	—	$—	6,031,801	(1)
Equity compensation plans not approved by stockholders	—	$—	—
Total	—	$—	6,031,801
(1)

This number includes 5,532,252 shares available for issuance under our Amended and Restated 2005 Stock Incentive Plan and 499,549 shares available for issuance under our Second Amended and Restated 1996 Employee Stock Purchase Plan.  Our 2005 Stock Incentive Plan authorizes the issuance of stock options, restricted stock, restricted stock units, performance shares, and other stock-based awards.

38    CSG Systems International, Inc.       2015 Proxy Statement

PROPOSAL 2—ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

We are asking our stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our NEOs as disclosed in this proxy statement in accordance with SEC rules.

As described under the heading Compensation Discussion and Analysis, our executive compensation program is designed to attract and retain qualified executives, recognize and reward individual performance, and align executive pay with stockholder return over both the short and long term. Under this program, our named executive officers are rewarded for the achievement of specific annual and long-term strategic, financial, and operational goals, and increases in stockholder value. For additional information about our executive compensation program, please read the Compensation Discussion and Analysis beginning on page 18.

We are asking our stockholders to indicate their support for the compensation of our NEOs, as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our NEOs on an annual basis. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies, and practices described in this proxy statement. Accordingly, we are asking our stockholders to vote “FOR” the following resolution at our Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board. The Board and Compensation Committees value the opinions of our stockholders and will consider the outcome of the vote when considering future decisions on the compensation of our NEOs.

The Board Recommends a Vote FOR the Approval of the Compensation of Our NEOs,

As Disclosed Pursuant to the Compensation Disclosure Rules of the SEC.

CSG Systems International, Inc.       2015 Proxy Statement    39

PROPOSAL 3—RATIFICATION OF THE APPOINTMENT OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2015

The firm of KPMG LLP served as the Company’s independent registered public accounting firm for 2014 and has been appointed by the Company’s Audit Committee to serve in such capacity for 2015. The Company expects that a representative of KPMG LLP will be present at the Annual Meeting, with the opportunity to make a statement if he or she desires to do so, and that such representative will be available to respond to appropriate questions.

The following table sets forth: (1) as “Audit Fees” the aggregate fees billed by KPMG LLP for 2014 and 2013 for professional services rendered for audits of the Company’s annual consolidated financial statements and reviews of financial statements included in the Company’s quarterly reports on Form 10-Q as well as for services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements for such periods, such as the attestation on the effectiveness of the

Company’s internal control over financial reporting; (2) as “Audit-Related Fees” the aggregate fees billed by KPMG LLP in 2014 and 2013 for assurance and related services that are reasonably related to the performance of the audits or reviews of the Company’s financial statements that are not reported under “Audit Fees;” and (3) as “Tax Fees” the aggregate fees billed by KPMG LLP in 2014 and 2013 for federal, state, and foreign tax compliance, tax advice, and tax planning services:

	2014	2013
Audit Fees	$1,510,900	$1,558,890
Audit-Related Fees	—
Tax Fees	492,650	659,500
Total:	$2,003,550	$2,218,390

Other than as reported above, no other fees were billed by KPMG LLP for 2014 or 2013.

Pre-Approval Policies and Procedures

The Audit Committee Charter requires the Audit Committee to approve, in advance of the performance of the services, all audit and permissible non-audit services to be provided to the Company by the Company’s independent registered public accounting firm. The Audit Committee has delegated to its Chairman the authority to perform the Audit Committee’s responsibilities with respect to such approvals. The Audit Committee Chairman is required to report to the Audit Committee at its next meeting on the manner in which such delegated performance was carried out by him. Each year since 2003, the engagement of KPMG LLP to provide services to the Company has been approved in advance either by the Audit Committee or by its Chairman pursuant to the delegated authority referred to above.

Although the Company’s Audit Committee is directly responsible for the appointment of the Company’s independent registered public accounting firm, the Board is requesting the Company’s stockholders to ratify the Audit Committee’s appointment of KPMG LLP to serve in such capacity for 2015 so that the Company will have the benefit of its stockholders’ views on such appointment. If the stockholders do not ratify such appointment, the Audit Committee nevertheless may determine that it is in the best interests of the Company and its stockholders to keep such appointment in effect for 2015. Whether or not the appointment of KPMG LLP is ratified by the stockholders, the Audit Committee at any time during the year may appoint a different independent registered public accounting firm for 2015 if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

The Board Recommends That Stockholders Vote FOR Ratification of the Appointment of KPMG LLP

As Our Independent Registered Public Accounting Firm for Fiscal 2015.

40    CSG Systems International, Inc.       2015 Proxy Statement

REPORT OF THE AUDIT COMMITTEE

The following report of the Audit Committee is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A, other than as provided below, or to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filings incorporating this proxy statement by reference, except to the extent that the Company specifically requests that such information be incorporated by reference or treated as soliciting material.

The primary purposes of the Audit Committee, as set forth in its charter, are to oversee the accounting and financial reporting processes of the Company and the audits of the consolidated financial statements of the Company and provide oversight of our risk and compliance management programs.

We have implemented procedures to assist the Audit Committee with its responsibilities under its charter. During 2014, and thereafter through the completion of the audit of the Company’s consolidated financial statements for such year, those procedures included regular meetings with management of the Company and with appropriate representatives of the Company’s independent registered public accounting firm.

We reviewed and discussed both with management of the Company and with the Company’s independent registered public accounting firm, KPMG LLP, the Company’s audited consolidated financial statements for 2014.

We also discussed with KPMG LLP the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, “Communications with Audit Committees; Related Amendments to PCAOB Standards; and Transitional Amendments to AU Sec.380.”

We received the written disclosures and the letter from KPMG LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence, and have discussed with KPMG LLP its independence.

Based upon the reviews and discussions referred to in the immediately preceding three paragraphs of this report, we recommended to the Board that the audited consolidated financial statements of the Company for 2014 be included in the Company’s Annual Report on Form 10-K for such year for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors:

David G. Barnes, Chairman

Janice I. Obuchowski

Donald B. Reed

CSG Systems International, Inc.       2015 Proxy Statement    41

RELATED PARTY TRANSACTIONS

Our Audit Committee Charter, as amended August 21, 2013, requires the Audit Committee to review and approve all related party transactions. For purposes of the charter, the term “related party transactions” includes all transactions required to be disclosed pursuant to SEC Regulation S-K Item 404. As defined by Item 404, a “related party transaction” is generally any effected or proposed transaction, arrangement or relationship in which:

1.the Company was or is to be a participant;

2.	the amount involved exceeds or is expected to exceed $120,000; and

3.any “related person” has a direct or indirect interest.

“Related person” generally means:

•	a director or director nominee of the Company;
•	an executive officer of the Company;
•	a stockholder who is known to be the beneficial owner of more than 5% of our common stock;
•

any “immediate family member” of a director, director nominee, executive officer, or beneficial owner of more than 5% of our common stock. “Immediate family members” include spouse, children, parents, siblings, in-laws, stepparents, and stepchildren and any other person sharing the related person’s household; or

•

any firm, corporation, or other entity in which any of the foregoing persons: (1) is employed by, or is a director of or a partner or principal in such entity; or (2) has a beneficial ownership interest of 10% or more.

There were no transactions during 2014, and there are not any currently proposed transactions, in which the Company was or is a participant with any related person, which would be required to be disclosed pursuant to Item 404 of Regulation S-K, other than as described in this proxy statement.

STOCKHOLDER PROPOSALS

A stockholder who would like to have a proposal considered for inclusion in our 2016 proxy statement must submit the proposal so that it is received by us no later than December 11, 2015, and the proposal must contain certain information required by our bylaws. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to the Secretary, CSG Systems International, Inc., 9555 Maroon Circle, Englewood, Colorado 80112.

Our bylaws also provide that stockholder nominations of persons for election to the Board are subject to certain advance notice and informational requirements. Copies of our bylaws are available to stockholders upon request made to our Secretary at the above address.

HOUSEHOLDING

We have adopted a procedure called “householding.” This practice allows us to deliver only one copy of proxy-related materials, annual reports, and information statements to stockholders who share the same address and last name and who do not participate in e-mail delivery of these materials, unless one or more stockholders notifies us that he or she would like to receive an individual copy. If you share an address with another stockholder and receive only one set of proxy-related materials and would like to request a separate copy for this year’s Annual Meeting or for future meetings or stockholder communications, please send your written request to CSG Systems International, Inc., 9555 Maroon Circle, Englewood, Colorado 80112, Attn: Investor Relations Department or call us at (303) 200-2000. Upon request, we will promptly deliver a separate copy to you. Similarly, you may also contact us through either of these methods if you receive multiple copies of proxy-related materials and other stockholder communications and would prefer to receive a single copy in the future.

42    CSG Systems International, Inc.       2015 Proxy Statement

ANNUAL REPORT ON FORM 10-K AND OTHER SEC FILINGS

If you request, we will provide you with a copy of our 2014 Annual Report on Form 10-K for the year ended December 31, 2014, without charge. You should send your written requests to our Investor Relations department at the address on page 42 of this proxy statement or by contacting the department at (303) 200-2000. The Form 10-K does not constitute and should not be considered a part of this proxy solicitation material, except to the extent specifically incorporated herein.

OTHER MATTERS

As of the date of this proxy statement, we are not aware of any matter that may come before the Annual Meeting other than the matters discussed in this proxy statement; however, if any other matter is properly presented at the Annual Meeting, the persons named in the accompanying proxy or their substitutes will have discretionary authority to vote on such matter in accordance with their judgment.

By Order of the Board of Directors

Joseph T. Ruble

Secretary

April 7, 2015

ALL STOCKHOLDERS ARE WELCOME TO ATTEND THE ANNUAL MEETING; HOWEVER, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ACCOMPANYING ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE IS REQUIRED IF THE ACCOMPANYING ENVELOPE IS MAILED IN THE UNITED STATES.

YOU ALSO MAY FILE YOUR PROXY BY TELEPHONE OR THE INTERNET IN ACCORDANCE WITH THE INSTRUCTIONS ACCOMPANYING THE PROXY.

IF YOU ATTEND THE MEETING AND ARE A STOCKHOLDER OF RECORD, YOU MAY VOTE IN PERSON. IF YOU WISH TO ATTEND AND VOTE AT THE MEETING AND YOUR SHARES ARE HELD IN “STREET NAME,” YOU WILL NEED TO OBTAIN A PROXY FROM THE INSTITUTION THAT HOLDS YOUR SHARES AND SHOULD ADVISE SUCH INSTITUTION NOT TO VOTE YOUR SHARES. A PROXY WHICH YOU GIVE WILL NOT BE USED IF YOU ATTEND THE MEETING IN PERSON AND SO REQUEST.

CSG Systems International, Inc.       2015 Proxy Statement    43

CSG SYSTEMS INTERNATIONAL, INC. 9555 MAROON CIRCLE ENGLEWOOD, CO 80112 JOSEPH T. RUBLE

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until

11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,

51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M87143-P62060	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED	DETACH AND RETURN THIS PORTION ONLY

CSG SYSTEMS INTERNATIONAL, INC.
The Board of Directors recommends you vote FOR the following nominees: 1.Election of Directors Nominees
For Against Abstain
1a. Peter E. Kalan 1b. Frank V. Sica 1c. James A. Unruh	0 0 0 0 0 0 0 0 0

The Board of Directors recommends you vote FOR Proposals 2 and 3

2.Approve, on an advisory basis, our executive compensation.

3.To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2015.

NOTE: Any other business that properly comes before the meeting or any adjournment or postponement of the meeting.

For Against Abstain 0 0 0 0 0 0

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

M87144-P62060

CSG SYSTEMS INTERNATIONAL, INC.

Annual Meeting of Stockholders

May 19, 2015 8:00 AM LDT

This proxy is solicited by the Board of Directors

The undersigned hereby constitutes and appoints Peter E. Kalan and Joseph T. Ruble, and each or either of them, as attorneys and proxies of the undersigned, with full power of substitution to each of them, to vote all shares of stock of CSG Systems International, Inc. (the "Company") standing in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Sofitel Chicago Water Tower Hotel, 20 East Chestnut Street, Chicago, Illinois, at 8:00 a.m. (Local Daylight Time) on May 19, 2015, and at any adjournments or postponements of the meeting, on the matters set forth on the reverse side hereof and in their discretion on any other matters that properly may come before such meeting or any adjournments thereof.

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS GIVEN, THIS PROXY WILL BE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

The undersigned hereby ratifies and confirms all that either of such attorneys and proxies, or their substitutes, may do or cause to be done by virtue hereof and acknowledges receipt of the Notice of Annual Meeting of Stockholders of the Company to be held on May 19, 2015, the Proxy Statement of the Company for such Annual Meeting, and the 2014 Form 10-K of the Company.

Continued and to be signed on reverse side